UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Ethan Allen Interiors Inc.

(Name of Registrant as Specified in Its Charter)

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ETHAN ALLEN® 2025 PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING

VIRTUALSHAREHOLDERMEETING.COM/ETH2025

©2025 Ethan Allen Global, Inc.

25 Lake Avenue Ext.
Danbury, CT 06811-5286
NOTICE OF 2025 ANNUAL MEETING OF
STOCKHOLDERS
Wednesday, November 5, 2025
11:00 A.M. Eastern Time
To our Stockholders:
You are invited to attend the Ethan Allen Interiors Inc. (the “Company”) virtual Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 A.M. Eastern Time on Wednesday, November 5, 2025.
Virtual Meeting URL
Online at www.virtualshareholdermeeting.com/ETH2025
Items of Business
•
Elect six directors to serve until the 2026 Annual Meeting of Stockholders;

•
Approve, by a non-binding advisory vote, the compensation of named executive officers;

•
Ratify the appointment of CohnReznick LLP as independent registered public accounting firm for the 2026 fiscal year; and

•
Act upon such other business as may properly come before the meeting or any adjournment thereof.

How to Vote
Only stockholders of record as of the close of business on September 12, 2025 will be entitled to vote at the Annual Meeting. Please read the attached proxy statement which contains detailed information about the matters we are asking you to vote on. We recommend that you vote in accordance with the Board of Directors’ recommendations as set forth in the Proxy Statement. Voting in advance of the Annual Meeting is encouraged, even if you plan to attend.
If you hold shares through a brokerage firm, bank, or other nominee, follow the voting instructions they provide. If you hold shares directly, you can vote by any of the following methods:
Internet www.proxyvote.com	By Phone 1-800-690-6903	By Mail Completing, dating, signing, and returning your proxy card	Online at the meeting
You may log into the virtual meeting platform beginning at 10:45 A.M. Eastern Time on November 5, 2025. You will need the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on the proxy card, or in the instructions that accompanied the proxy materials to enter the Annual Meeting. During the virtual meeting, you will be able to listen, vote shares electronically, and submit questions.
BY ORDER OF THE BOARD OF DIRECTORS
Ginger Triscele
Corporate Secretary
September 26, 2025
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 5, 2025:
The 2025 Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
These proxy materials include certain statements which may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “continue,”, “confident”, “may,” “will,” “short-term,” “target,” “outlook,” “forecast,” “future,” “strategy,” “opportunity,” “would,” “guidance,” “non-recurring,” “one-time,” “unusual,” “should,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected. We derive many of our forward-looking statements from operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect actual results and matters that are identified as “short term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may in fact recur in one or more future financial reporting periods. Important factors that could cause actual results to differ materially from the Company’s expectations, or cautionary statements, are disclosed in the sections entitled Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in our Annual Report on Form 10-K for fiscal year 2025. All forward-looking statements are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict.
The forward-looking statements included in these proxy materials are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

PROXY STATEMENT SUMMARY
The Board is soliciting proxies from stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the Annual Meeting. This summary is an overview of certain information within this Proxy Statement therefore, we encourage you to review the complete Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “2025 Annual Report”).
Ethan Allen Interiors Inc. will hold a virtual Annual Meeting of Stockholders at 11:00 A.M. Eastern Time on Wednesday, November 5, 2025 at www.virtualshareholdermeeting.com/ETH2025
This Proxy Statement, Notice of 2025 Annual Meeting of Stockholders, accompanying proxy card and the 2025 Annual Report are available at www.proxyvote.com. This Proxy Statement has been prepared by our management and approved by the Board, and will be first mailed, delivered, or made available to our stockholders on September 26, 2025.
Proposals and Voting Recommendations
ITEM 1. Election of Directors

The Board of Directors of the Company has nominated six directors, all of whom were previously elected by our shareholders for re-election to the Board. The Board approved each of the nominees following the recommendation of our Governance and Corporate Responsibility Committee.
FOR each Director Nominee
ITEM 2. Advisory Vote to Approve Compensation of our Named Executive Officers

Our shareholders have the opportunity to participate in an advisory vote on the compensation of the executive officers named in this Proxy Statement (our “Named Executive Officers” or “NEOs”) on an advisory and annual basis (the “say-on-pay” proposal).
FOR
ITEM 3. Ratify the Appointment of CohnReznick LLP as our Independent Registered Public Accounting Firm

Our Audit Committee has appointed CohnReznick LLP as our independent registered public accounting firm for the 2026 fiscal year. The Audit Committee and the Board believe that the retention of CohnReznick LLP to serve as the independent registered public accounting firm is in the best interests of the Company and its stockholders.
FOR
Director Nominees

	Independent	Director Since	Audit Committee	Compensation Committee	Corporate Governance, Nominations & Sustainability Committee
Committee Members
M. Farooq Kathwari **		1985
Maria Eugenia Casar	✓	2022	●		●
John J. Dooner, Jr. *	✓	2011	●	C	●
David M. Sable	✓	2021	●	●	C
Tara I. Stacom	✓	2015	●		●
Cynthia Ekberg Tsai	✓	2021	C	●	●

C  Chair             ●  Member             *  Lead Director             **  Chair of the Board

Governance Highlights

Board Practices

- ✓ Lead Independent Director, elected by independent directors
- ✓ Annual election of all directors with majority voting standard
- ✓ Director term and tenure limits
- ✓ Strategy and risk oversight by full Board and committees
- ✓ Independent executive sessions at every Board meeting
- ✓ Regular Board, committee and director evaluations
- ✓ Independent Audit, Compensation and Governance, Nominations and Sustainability Committees

Stockholder Matters

- ✓ Annual advisory vote on executive compensation
- ✓ Stockholder proxy access
- ✓ Stockholder right to call special meetings
- ✓ No poison pill in place
- ✓ Robust stockholder outreach

Other Best Practices

- ✓ Long-standing commitment to environmental stewardship
- ✓ Long-standing commitment to social responsibility
- ✓ Published Corporate Governance, Insider Trading and Clawback Policies
- ✓ Stock Ownership Guidelines for directors and executives
- ✓ Prohibit our directors and executive officers from hedging or pledging the Company's stock

Selected Financial Data and Key Metrics
Our financial performance during fiscal 2025 was highlighted by strong margins, positive operating cash flow and a robust balance sheet despite operating in a challenging environment. We generated strong operating cash flow of $61.7 million, which helped us grow our cash, cash equivalents and investments total to $196.2 million at June 30, 2025. We continued our history of returning capital to shareholders by paying four regular cash dividends of $0.39 and declared a special cash dividend of $0.40 per share, bringing the total amount of dividends paid to $50.1 million during fiscal 2025. Consolidated net sales of $614.6 million were down 4.9% compared to the prior year due to lower delivered unit volume, reduced available backlog, less design center traffic and fewer contract sales partially offset by higher average ticket prices. We ended the fiscal year with wholesale backlog of $48.9 million, down 8.7% from a year ago due to lower contract volume and improved customer lead times. Our consolidated gross margin of 60.5% was comparable to 60.8% in the prior year as benefits from a change in sales mix, lower input costs, reduced headcount, fewer designer floor sample sales and selective price increases were offset by lower unit volume sales, increased promotional activity and higher financing costs. Our adjusted operating margin was 10.2% compared to 12.1% in the prior year primarily due to deleveraging from lower unit sales partially offset by disciplined cost management and gross margin preservation. Adjusted diluted earnings per share was $2.04, down from $2.49 in the prior year.
Our robust balance sheet and financial stability provide a solid foundation. We are confident in the strength of our vertically integrated business model as we have successfully navigated challenging times over the course of Ethan Allen’s 93-year history and we will continue to serve our clients and deliver value to our shareholders.

($ in thousands, except per share data)
STATEMENT OF OPERATIONS DATA
Fiscal Year Ended June 30,	2025	2024	2023
Net sales	$614,649	$646,221	$791,382
Gross margin	60.5%	60.8%	60.7%
Adjusted operating income (1)	$62,895	$77,914	$133,514
Adjusted net income (1)	$52,271	$63,758	$103,057
Adjusted diluted EPS (1)	$2.04	$2.49	$4.03
KEY METRICS
Adjusted return on equity (1)	10.8%	13.4%	23.5%
Cash flows from operating activities	$61,696	$80,195	$100,664
Cash and investments	$196,163	$195,801	$172,707
Current ratio	2.03	2.16	2.20
Long-term debt to equity ratio	0.0%	0.0%	0.0%
Cash dividends paid	$50,084	$50,269	$46,357
Dividend yield	5.6%	5.6%	5.1%

(1)
See Appendix A for the reconciliation of U.S. GAAP to adjusted key financial measures.

Summary of Executive Compensation Practices

Pay for Performance

PROPOSAL 1: ELECTION OF DIRECTORS
At the recommendation of the Corporate Governance, Nominations and Sustainability Committee, the Board has nominated the following six directors for election at the Annual Meeting. If elected, each director will serve for a one-year term expiring at the 2026 Annual Meeting of Stockholders or until their respective successor has been duly elected and qualified or until their earlier death, resignation, disqualification, or removal. All of the director nominees are current directors who were each elected by Ethan Allen’s stockholders at our 2024 Annual Meeting of Stockholders. The six director nominees are as follows:
• M. Farooq Kathwari	• John J. Dooner, Jr.	• Tara I. Stacom
• Maria Eugenia Casar	• David M. Sable	• Cynthia Ekberg Tsai
Each of the director nominees included in this Proxy Statement has consented to being named as a nominee and has accepted the nomination and agreed to serve as a director if elected by our stockholders. The Board believes that each nominee will be able and willing to serve if elected as a director. However, if any nominee becomes unable or unwilling to serve between the date of this Proxy Statement and the Annual Meeting, the Board may designate a new nominee, and the persons named as proxy holders may vote for the substitute nominee. Alternatively, the Board may reduce the size of the Board.
The information set forth below includes, with respect to each nominee for election as director, their age, present principal occupation, specific expertise, qualifications, and skills along with other business experience, directorships in other publicly held companies, membership on committees of the Board and period of service as a director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes, or skills that led to each nominee’s nomination as a director, in light of the Company’s business.
The Board unanimously recommends that you vote FOR each of the six nominees.

BOARD OF DIRECTORS MATRIX
The following matrix provides information regarding the members of our Board, including certain types of knowledge, skills and experiences possessed by one or more of our directors, which our Board believes are relevant to our business and industry. The matrix does not encompass all of the knowledge, skills and experiences of our directors, and the fact that a particular knowledge, skill or experience is not listed does not mean that a director does not possess it or that the Corporate Governance, Nominations and Sustainability Committee and the Board did not evaluate it. In addition, the absence of a particular knowledge, skill or experience with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board. With the exception of M. Farooq Kathwari, all other directors are independent directors.

	M. Farooq Kathwari	Maria Eugenia Casar	John J. Dooner, Jr.	David M. Sable	Tara I. Stacom	Cynthia Ekberg Tsai
Knowledge, Skills and Experience
CEO or Senior Executive Level Experience	✓	✓	✓	✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓
International Experience	✓	✓	✓	✓		✓
Operating Experience	✓	✓	✓	✓	✓	✓
Retail and Digital Experience	✓			✓		✓
Finance Experience	✓	✓	✓	✓	✓	✓
Real Estate Experience	✓				✓
Marketing and Brand Building Expertise	✓		✓	✓	✓	✓
Cybersecurity Experience	✓			✓		✓
Sustainability and Governance	✓	✓	✓	✓	✓	✓
Board Tenure
Years	40	3	14	4	10	4

DIRECTOR NOMINEES FOR ELECTION
M. Farooq KathwariENTREPRENURIAL AND DISCIPLINED LEADER

Mr. Kathwari is the Chairman, President and Chief Executive Officer of Ethan Allen Interiors Inc. He has been President since 1985 and Chairman and Chief Executive Officer since 1988. He holds a Bachelor of Arts in both English Literature and Political Science from Kashmir University and an MBA in International Marketing from New York University. He is also the recipient of three honorary doctorate degrees.
Director since: 1985 Age: 81 Board Committees: • Chairman of the Board
Specific Qualifications, Attributes, Skills and Experience:

Mr. Kathwari serves in numerous capacities at several nonprofit organizations. He is an advisory member of the New York Stock Exchange; a director and former chairman of the National Retail Federation; director emeritus and former chairman and president of the American Home Furnishings Alliance; a member of the Board of Advisors of the International Rescue Committee; Chairman Emeritus of Refugees International; a member of the International Advisory Council of the United States Institute of Peace; a member of the Council on Foreign Relations; an Honorary Trustee on the Hebrew Home Board; a director of the Institute for the Study of Diplomacy at Georgetown University; and a member of the advisory board of the Center for Strategic and International Studies.

Among his recognitions, Mr. Kathwari is a recipient of the 2018 Ellis Island Medal of Honor, has been inducted into the American Furniture Hall of Fame and recipient of the National Retail Federation Gold Medal. He has been recognized as an Outstanding American by Choice by the U.S. government. He has received the Yale School of Management’s Chief Executive Leadership Institute Lifetime of Leadership Award. He has also been recognized by Worth magazine as one of the 50 Best CEOs in the United States. He is the author of Trailblazer: from the Mountains of Kashmir to the Summit of Global Business and Beyond.

Mr. Kathwari has extensive knowledge of the history of both the Company and the furniture industry as well as extensive experience in growing and managing a business. Mr. Kathwari possesses insight into retailing, marketing, manufacturing, finance, and strategic planning. In addition, his work with both for-profit and not-for-profit organizations has given him perspectives from other industries, which have proven valuable throughout his service to the Company.

Maria Eugenia Casar RISK MANAGEMENT, ESG AND HUMAN RESOURCES LEADER

Ms. Casar currently serves on the Board of Grupo Bimbo and Save the Children Mexico as well as previously served on the Advisory Board of Sigma Alimentos and as a member of the Global Future Council of International Governance and Sustainable Development from 2015 until 2018.
Independent Director since: 2022 Age: 66 Board Committees: • Audit • Corporate Governance, Nominations and Sustainability
Specific Qualifications, Attributes, Skills and Experience:

Ms. Casar has held various high level executive positions within the United Nations (“UN”), the government of Mexico and other financial institutions. During her career at the UN, she served as Under-Secretary-General from 2014 to 2016 and as CFO and Controller between 2011 and 2014. Additional roles within the UN included the post of Associate Administrator of the UN Development Programme and Deputy Executive Director of the World Food Programme. Between 2006 and 2009, Ms. Casar worked for the government of Mexico, including senior leadership positions of National Treasurer and Executive Director for the Mexican Agency for International Cooperation. Prior to that, she held leadership roles in prominent organizations, including Banco Nacional de Servicios Financieros (BANSEFI). Ms. Casar is proficient in Spanish, English, French and Italian and holds an MBA and a degree in public accounting, with honors, from the Instituto Tecnológico Autónomo de México (ITAM). Ms. Casar brings to the Board her strategic financial and risk management, key sustainability and governance perspectives, sound human resources leadership expertise and in-depth knowledge of managing business transformation initiatives.

John J. Dooner, Jr. SENIOR EXECUTIVE AND STRATEGIC LEADER

Mr. Dooner founded The Dooner Group, a marketing communication consultancy in 2012, and serves as Chairman Emeritus of McCann Worldgroup, a company he formed in 1997, and of which he had been Chief Executive Officer from its founding until 2011.
Lead Independent Director Independent Director since: 2011 Age: 77 Board Committees: • Compensation – Chair • Audit • Corporate Governance, Nominations and Sustainability
Specific Qualifications, Attributes, Skills and Experience:

Under Mr. Dooner’s leadership, McCann grew to be one of the world’s largest marketing communications organizations, with operations in over 125 countries with a client roster that includes preeminent global marketers and many of the world’s most famous brands. Prior to assuming that position, Mr. Dooner was Chief Executive Officer of McCann Erickson Worldwide, a post he assumed in 1992. Mr. Dooner serves on several not-for-profit organizations including as Chairman of St. Thomas University based in Miami, Florida. He is Past Chairman Board of Trustees and Past Brand Platform Chairman of United Way Worldwide based in Washington, DC. In April 2019, Mr. Dooner was inducted into the American Advertising Federation Hall of Fame. In May 2019 he received an honorary doctorate from St. Thomas University. Mr. Dooner brings executive leadership, financial acumen, advertising and branding expertise to the Board.

David M. Sable MARKETING AND DIGITAL LEADER

Mr. Sable Currently serves as Vice Chair at Stagwell Global. Previously, he was a Co-Founder and Partner of DoAble, a marketing consultancy firm focused on branding, positioning and big ideas. Formally, a Senior Advisor to WPP plc (“WPP”), a multinational communications, advertising, public relations, technology, and commerce holding company, he mentored and consulted across the company. Mr. Sable served as Chairman and Chief Executive Officer of VMLY&R from 2011 to 2019.
Independent Director since: 2021 Age: 72 Board Committees: • Corporate Governance, Nominations and Sustainability – Chair • Audit • Compensation
Specific Qualifications, Attributes, Skills and Experience:

Mr. Sable has served as a board member and member of the Audit, Compensation and Nominating Committees of the public company American Eagle Outfitters (NYSE: AEO) since 2013. Mr. Sable propelled Y&R into a top-five global creative firm at Cannes, developed new resources and practices, expanded the global footprint of subsidiary company VML, and ultimately helped unify Y&R and VML into VMLY&R, one of the most successful agencies in the industry today, now known as VML. Prior to his time at Y&R, Mr. Sable served at Wunderman, Inc., a leading customer relationship manager and digital unit of WPP Group, as Vice Chairman and Chief Operating Officer, from August 2000 to February 2011. Mr. Sable was a Founding Partner and served as Executive Vice President and Chief Marketing Officer of Genesis Direct, Inc., a pioneer digital omni-channel retailer, from June 1996 to September 2000. The Ad Club of NY named Mr. Sable an Industry Legend in 2025. In 2013, Fast Company named him one of the 10 Most Generous Marketing Geniuses. Mr. Sable currently serves on the Board of Directors of UNCF and on the Executive Board of the International Special Olympics, and he was Executive Producer on MTV’s highly acclaimed REBEL MUSIC series. A frequent keynote speaker and author, Mr. Sable is a designated LinkedIn Influencer, where he ranks among the most widely read business leaders in the world. With more than 30 years of experience in digital leadership and marketing communications, Mr. Sable brings to the Board his strategic insight and ability to connect talent across marketing disciplines and geographies.

Tara I. Stacom REAL ESTATE, FINANCIAL AND RISK MANAGEMENT LEADER

Ms. Stacom is an Executive Vice Chairman of Cushman & Wakefield since 2013, a worldwide commercial real estate firm with 50,000 employees. During her 40-year career, Ms. Stacom has been responsible for executing in excess of 60 million square feet and some of the largest and most complex leasing, sales, and corporate finance real estate transactions.
Independent Director since: 2015 Age: 67 Board Committees: • Audit • Corporate Governance, Nominations and Sustainability
Specific Qualifications, Attributes, Skills and Experience:

Ms. Stacom earned her Bachelor of Science degree in Finance at Lehigh University where she later served on the Board of Trustees. She is a director of the Realty Foundation of New York and a member of the Real Estate Board of New York having served on numerous committees including Ethics and the Commercial Brokerage Division. In January 2022, she was appointed to the Board of Directors of Inveniam Capital Partners, a privately-held fintech company. Ms. Stacom is a “Director’s Circle Member” of Girls, Inc., a board member of Right to Dream and recipient of Crain’s New York Business 100 Most Influential Women in New York City. She was awarded “Woman of the Year” of the New York Executives in Real Estate (WX), and Real Estate New York and Real Estate Forum’s Women of Influence. She received Northwood University’s Distinguished Women’s Award in recognition of the enormous contribution she has made to communities, businesses, volunteer agencies, and public and private sector services worldwide. Ms. Stacom was honored with the Real Estate Board of New York’s highest achievement, the 2011 Most Ingenious Deal of the Year (First Place Henry Hart Rice Award) for the leasing of One World Trade Center. Ms. Stacom brings extensive knowledge of commercial real estate, risk management and financial analysis to the Board.

Cynthia Ekberg Tsai FINANCIAL, TECHNOLOGY AND BUSINESS DEVELOPMENT LEADER

Ms. Ekberg Tsai brings more than 40 years of experience in global finance and technology. Ms. Tsai is currently CEO of Healthquest, where she specializes in providing strategic introductions and advice to rising executives. She was the founder of Tana Systems, a global software and IT company and their former CEO until November 2023. Ms. Tsai spent 16 years on Wall Street as a Vice President with Merrill Lynch and Kidder Peabody.
Independent Director since: 2021 Age: 69 Board Committees: • Audit – Chair • Compensation • Corporate Governance, Nominations and Sustainability
Specific Qualifications, Attributes, Skills and Experience:

Ms. Tsai is the Founder and former CEO of HealthExpo, the largest consumer healthcare event in the U.S., where she grew the enterprise from concept to execution. Previously, Ms. Tsai was a General Partner in MassTech Ventures, a multi-million-dollar equity fund focused on technology development at Massachusetts Institute of Technology. Ms. Tsai serves as Chairman of the Board on the Montana Bioscience Alliance and is a board member of the Stand Up To Cancer Foundation, the Prix Galien Foundation, Certus Critical Care Inc., VitaNay Inc. and Titin KM Biomedical. The Harvard Business School Alumni Chapter in New York recognized Ms. Tsai with an Early-Stage Honor Roll Award for Entrepreneurship and in 2004, she also received a “Leading Woman Entrepreneur of the World” Award from the Star Foundation. Ms. Tsai earned a Bachelor of Arts in Psychology from the University of Missouri and brings to the Board her strategic thinking and unique hands-on experience in technology, financial analysis, including investment banking, business development and brand building.

BOARD OF DIRECTORS
Ethan Allen is a global luxury home fashion brand that is vertically integrated from product design through home delivery. The effective management of our enterprise requires a strong governance foundation. We believe the composition of the Board reflects an appropriate mix of skill sets, experience, and qualifications that are relevant to the business and governance of the Company. Our directors possess individual experiences that provide practical wisdom and foster mature judgment in the boardroom. Collectively, the directors bring international, retail, digital, real estate, technology, cybersecurity, marketing and social responsibility experiences that are relevant to the Company. The Board has general oversight responsibility for the Company’s affairs and is involved in the Company’s strategic planning process, leadership development, succession planning, and risk management.
The Board believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders and to enhance the creation of long-term stockholder value. The Board is committed to strong corporate governance and has adopted Corporate Governance Guidelines that support and reflect this belief, strengthen Board and management accountability, and comply with the requirements of the New York Stock Exchange (the “NYSE”).
BOARD INDEPENDENCE
The Board determined that Maria Eugenia Casar, John J. Dooner, Jr., David M. Sable, Tara I. Stacom and Cynthia Ekberg Tsai (our five independent nominees for the Board) are independent directors within the meaning of the listing standards of the NYSE (the “NYSE rules”). Under the NYSE rules, in order to qualify as “independent” for general service on the Board, a director must not be disqualified under any of the per se disqualifiers in the NYSE rules, and the Board must have otherwise affirmatively determined that the director does not have any material relationship, either directly or indirectly (e.g., as a partner, stockholder or officer of an organization) with the Company.
BOARD LEADERSHIP STRUCTURE
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The Board believes that, given the dynamic and competitive environment in which we operate, the optimal Board leadership structure may vary as circumstances warrant.
At present, the Board has chosen to continue combining the two roles of Chairman of the Board and Chief Executive Officer. The Board believes that the best interests of the Company are served by M. Farooq Kathwari serving in both roles taking into account his long-standing tenure with, and investment in, the Company and also the Board’s use of a strong Lead Independent Director. The Board believes that this governance structure provides the basis for clear, efficient executive authority in the Company, especially considering the Company’s management structure, while balancing appropriate oversight by the Board.
Lead Independent Director
Our Corporate Governance Guidelines provide that if the Chairman is not an independent director, the Board shall select a Lead Independent Director from among the members of the Board who are determined by the Board to be independent. The Lead Independent Director has the clearly delineated duties and responsibilities that are set forth in our Corporate Governance Guidelines. In choosing to continue combining the two roles of Chairman and Chief Executive Officer, the Board believes that a suitably empowered Lead Independent Director further promotes the Board’s independence from management because they are expressly authorized to exert de facto control of the Company by asserting independent leadership of the Board. John J. Dooner, Jr. was selected as the Lead Independent Director, a role he has served since 2021. In this role, Mr. Dooner organizes and chairs meetings of the independent directors and organizes, facilitates, and communicates observations of the independent directors to the Chief Executive Officer, although each director is free to communicate directly with the Chief Executive Officer.
BOARD OF DIRECTORS ROLE IN RISK OVERSIGHT
While risk management is primarily the responsibility of our management, the Board provides overall risk oversight by focusing on the most significant enterprise risks. The Board oversees an enterprise-wide approach to risk management, designed to identify risk areas and provide oversight of the Company’s risk management, to support the achievement of organizational objectives, including strategic objectives, and to improve long-term organizational performance and enhance stockholder value. A fundamental part of the Board’s risk management is to understand the risks the Company faces and what steps management is taking to mitigate those risks. The Board participates in discussions with management concerning the Company’s business strategies and organizational objectives, which are all integral components of its assessment of management’s tolerance for risk.

The Company has implemented a Company-wide enterprise risk management process to identify and assess the major risks and develop strategies for controlling, mitigating, and monitoring such risks. As part of this process, information is gathered throughout the Company to identify and prioritize major risks. While our Board is ultimately responsible for risk oversight, its committees assist the Board in fulfilling its monitoring responsibilities in certain areas of risk in the following ways:
Cybersecurity and Information Security
The Board, as a whole, is responsible for oversight of data privacy, cybersecurity and information technology risks. The Board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company. The Board includes multiple directors with knowledge, skills and experience in data security, privacy, IT governance, and cyber risk. The Board regularly reviews and discusses with management the strategies, processes and controls pertaining to the management of our information technology operations, including updates on the internal and external cybersecurity threat landscape, incident response, assessment and training activities, and relevant legislative, regulatory, and technical developments. Our Vice President of Information Technology presents, at least annually, to the Board, an overview of our cybersecurity threat risk management and strategy as well as provides reports regarding the cybersecurity landscape, including emerging risk.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Company’s Code of Conduct, which applies to all employees, executive officers, and directors, requires that any potential conflict of interest be either avoided or fully disclosed. The Company defines “related party” transaction as any transaction or series of related transactions of at least $120,000 in which the Company is a party and in which a “related person” had, has, or will have direct or indirect material interest. Each year, the Company requires its directors and executive officers to disclose any transactions with the Company in which they or their immediate family members had, have or will have a material interest. The Audit Committee reviews any reported transactions related to directors or executive officers and takes appropriate action. A related party transaction is approved or ratified only if the Audit Committee determines that it is not inconsistent with the best interests of the Company and its stockholders. Since the beginning of fiscal 2025 and through the filing of this Proxy Statement, there have been no related person transactions requiring approval, ratification or disclosure pursuant to Item 404 of Regulation S-K.
COMMITTEE CHARTERS, CODE OF CONDUCT AND CORPORATE GOVERNANCE GUIDELINES
We are committed to conducting business ethically and lawfully. All of our directors, executive officers, and employees are required to act with honesty and integrity. Our Code of Conduct was adopted to promote honest and ethical conduct, and establishes expectations to guide ethical decision-making, including putting ethics into action, working together, maintaining trust, conducting business fairly, safeguarding ours assets, and caring for our world. Included within those topics is how we address conflicts of interest, fair dealing, protection of Company assets, required information disclosures and compliance with laws, rules and regulations, and prompt reporting. Our Code of Conduct also describes the means by which an anonymous report of an actual or apparent violation of our Code of

Conduct can be submitted. This Code of Conduct may be amended, modified, or waived by the Board of Directors. We will disclose any future amendments to, or waivers from, provisions of the Code of Conduct affecting our executive officers or directors on our website within four business days, as may be required under applicable SEC and NYSE rules. We granted no waivers under our Code of Conduct during fiscal 2025.
The Company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Foreign Corrupt Practices Act Policy, Insider Trading Policy, Policy Governing the Recovery of Erroneously Awarded Compensation and the charters of its Audit Committee, Compensation Committee and Corporate Governance, Nominations and Sustainability Committee are publicly made available on the Company’s website at https://ir.ethanallen.com/corporate-governance/governance-documents.
Insider Trading Policy
We have adopted an Insider Trading Policy that governs the purchase, sale, and/or other dispositions of the company’s securities by directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the company. We prohibit directors, officers, and employees from hedging or pledging our shares or engaging in short-term speculative trading, including short sales, trading in puts and calls, and buying on margin. It is also our policy that the company will not trade in company securities in violation of applicable securities laws or stock exchange listing standards. A copy of our Insider Trading Policy was previously filed with the SEC on August 24, 2023 as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2023.
STOCKHOLDER ENGAGEMENT & COMMUNICATION WITH DIRECTORS
The Company is committed to transparent and active engagement with its stockholders both to share its perspectives and obtain valuable insight and feedback from stockholders on matters of mutual interest. Our stockholder engagement is a year-round process that may involve our CEO and members of executive management. Throughout the year, we meet with institutional investors and analysts to inform and share our perspectives and to solicit feedback on our performance. This includes participation in investor and industry conferences, fireside chats, and other group and one-on-one meetings. In addition, we have telephonic meetings with stockholders and analysts and review correspondence submitted by stockholders to management and/or the Board. During fiscal 2025, the Company engaged in investor outreach efforts and held 44 investor and analyst meetings, participated in investor conferences and joined two fireside chats. During these meetings, the Company discussed various key topics such as strategies, financial and operating performance, capital allocation priorities, and near and long-term industry outlook. During these interactions, stockholders most frequently raised topics concerning global macro-economic conditions (including tariffs, pricing, housing and job markets), home furnishings industry perspectives, gross and operating margin headwinds and tailwinds, product pricing actions taken or planned, raw material availability, volatility in freight rates, available backlog, promotional cadence, health of the customer, marketing initiatives, competition, new product introductions and design center openings, relocations and projections. Feedback the Company receives from stockholders is regularly reported to the Board. In addition to meetings, conferences and fireside chats, the Company maintains an investor relations email at IR@ethanallen.com, which is available to the investor community to address questions.
Stockholders and interested parties may communicate with the Chairman, the Lead Independent Director, the full Board, any Board committee, individual committee members or individual directors by sending communications to the Office of the Corporate Secretary, Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, Connecticut 06811-5286 for forwarding to the appropriate director(s). For additional information on the requirements for submission, please refer to the Company’s Corporate Governance Guidelines, which can be found at https://ir.ethanallen.com/corporate-governance/governance-documents. Please specify to whom your correspondence should be directed to and the nature of your interest in the Company. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.
Additional investor information is available at https://ir.ethanallen.com. Stockholders may also electronically submit their Board communications to the following e-mail address: ETDBoard@ethanallen.com.
CORPORATE RESPONSIBILITY
Sustainability practices are a fundamental part of our Company’s operations and we believe that our sustainability, environmental and social values are intrinsic to our long-standing authentic American name and brand. Our Board, along with our clients, investors, employees, and other stakeholders, understands that a modern approach to running our Company must be aligned with a commitment to sustainability. We believe that integrating our social and environmental values into our business generates long-term value for our business, our stockholders, and the global community at large. In addition to our overall dedication to ethical and accountable business practices, our corporate social responsibility commitments include the areas of environmental sustainability and community connections. We believe that these commitments create value for our stockholders and help position us to continuously improve business performance. Our strategy focuses our efforts on those areas most significant to our business, including health and safety, environmental stewardship, community and stakeholder engagement, human rights and transparency. As part of our commitment, the Board and its committees are actively engaged in overseeing our sustainability practices and to ensure focus on these topics starts from the top.
Environmental Impact and Community
We are committed to sustainable business practices that incorporate social, environmental, health and safety programs into our global manufacturing, distribution, home delivery and retail design centers. We remain focused on our sustainability initiatives, including to further decrease our carbon footprint, electrical usage, water usage, and landfill waste.
Ethan Allen strives to maintain environmental goals, targets, and responsibilities related to emissions, waste disposal, electricity, and water usage. Each manufacturing facility is responsible for the collection and management of key data, which is reviewed by Ethan Allen’s Environmental, Health and Safety (“EH&S”) team. The EH&S team is responsible for the measurement of each facility’s progress toward achieving the Company’s goals.
Environmental Goals
Electricity
To reduce the amount of electricity we use to heat our workspaces and dry our lumber, the wood-fired boilers in our plants use scrap wood to make steam. At some locations, we also use that same steam to cogenerate the electricity, heat, and air pressure needed to run our production equipment. We also use energy-efficient lighting and coordinate startup of our heavy equipment to reduce peak electrical demand.

Water
To control and reduce water use, we have installed low-flow restroom fixtures in certain facilities. We also use flow restrictors to limit water use in certain operations. Logs, for example, must be kept moist until milled to prevent cracks or splits; flow restrictors ensure logs are sprinkled with just the right amount of water. Additionally, steam leak surveys have helped us reduce the escape of steam into the air, further reducing water waste.

Greenhouse Gas (GHG) Emissions
We continually review and investigate ways to reduce our carbon dioxide emissions in our operations. We set carbon footprint reduction goals for our domestic manufacturing facilities, which are based on data compiled from each facility.

Recycling
Recycling is embraced by our management and employees alike and implemented through corporate initiatives and grassroots efforts. All locations work to minimize landfill waste, and our operations focus on recycling paper, glass, cardboard, plastics, and metals. Our goal is to reuse and recycle materials, including glass, paper, metal, plastic, foams, and textiles, where possible.

Social Responsibility
The Ethan Allen leadership principles define our commitment to excellence. These principles are the compass that enables us to achieve our full potential, both as individuals within the company, standard-bearers in our industry, and how we service our clients and communities. We encourage all of our vendors worldwide to share the standards and principles that are important to our company and our clients. It is important that all of our business partners and any facilities manufacturing Ethan Allen products share our commitment to labor compliance, ethical standards of business practice, and the fair treatment of workers worldwide.
Throughout our history, philanthropy has been a core value to Ethan Allen. We strive to develop exceptional programs based on partnerships where employees feel a sense of connection and pride in their communities and our mission is to enhance the quality of life in the communities in which we work and live. During fiscal 2025, and for the sixth year in a row, the Mexican Center for Corporate Philanthropy and the Alliance for Corporate Social Responsibility recognized Ethan Allen’s upholstery manufacturing operations in Silao, as “Environmentally and Socially Responsible” for our ongoing commitment to socially responsible management.
Human Rights Policy
In managing our business, we focus on a number of key human capital objectives, which are rooted in our core values and include the following. We are committed to recruiting and retaining talent that is merit-based and free of discrimination and mandates. Ethan

Allen strives to promote individual initiative, excellence and hard work. Our employees are vital to our success and are one of the main reasons we continue to perform well. Since our founding, we have aimed to build a collaborative culture that emphasizes treating people with dignity and respect while offering employees a variety of opportunities and experiences. We believe our employees have an entrepreneurial spirit, a passion for style, a drive for excellence, and creativity that has fostered a culture that embraces integrity and innovation. We continue to maintain and enforce our policy prohibiting discrimination and harassment in our workplace. We believe in creating and fostering a workplace in which all our employees feel valued, included and empowered to do their best work and contribute their ideas and perspectives. Our initiatives include maintaining an environment free from discrimination or harassment of any kind, and continuing to offer opportunities based solely on merit and qualifications.
The Company requires its sourcing facilities that manufacture Ethan Allen branded products to implement a labor compliance program and meet or exceed the standards established for preventing child labor, involuntary labor, coercion and harassment, discrimination, and restrictions to freedom of association. These facilities are required to provide a safe environment in all workspaces, compliance with all local wage and hour laws and regulations, compliance with all applicable environmental laws and regulations, and are required to authorize Ethan Allen or its designated agents (including third-party auditing companies) to engage in monitoring activities to confirm compliance.
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
The Board has established three standing committees: the Audit Committee; the Compensation Committee; and the Corporate Governance, Nominations and Sustainability Committee. The Board determined that each member of the standing committees is (i) independent within the meaning of the NYSE rules, including the additional requirements applicable to members of the audit and compensation committees, as applicable, and (ii) a non-employee director (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Each Committee operates under a written charter, a current copy of which is available on the Company’s website as described in the previous section “Committee Charters, Code of Conduct and Corporate Governance Guidelines”.
During fiscal 2025, the Board met in person or virtually five times. There was 100% attendance by each director at the five Board meetings. Independent directors also met five times in executive sessions without management present. The Lead Independent Director chaired each executive session. For directors serving on the standing committees, there was 100% attendance for each of the regularly scheduled committee meetings. As set forth in our Corporate Governance Guidelines, the Company’s policy is to expect the resignation of any director who is absent from more than 25% of regularly scheduled Board meetings or committee meetings in a fiscal year.
The following table summarizes the current membership, chair and the number of meetings held for each of the committees.

	Chairperson of the Board	Lead Independent Director	Audit Committee	Compensation Committee	Corporate Governance, Nominations & Sustainability Committee
Committee Members
M. Farooq Kathwari	✓
Maria Eugenia Casar			●		●
John J. Dooner, Jr.		✓	●	C	●
David M. Sable			●	●	C
Tara I. Stacom			●		●
Cynthia Ekberg Tsai			C	●	●

Number of meetings held in Fiscal 2025			5	4	4
C = Chair              ● = Member
Audit Committee
The Audit Committee oversees the Company’s consolidated financial statements, independent auditors, financial statement audits, financial reporting process, system of internal accounting and financial controls, and internal audit function. In so doing, the Audit Committee seeks to maintain free and open communication between the Audit Committee and the Company’s independent registered public accounting firm, the internal auditors and management. The Audit Committee is also responsible for reviewing and approving any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. The responsibilities and activities of the Audit Committee are discussed more fully under “Audit Committee Report” in this Proxy Statement, and in the Audit Committee charter.
Compensation Committee
The Compensation Committee determines our compensation policies and the level and forms of compensation provided to our Board members and executive officers, as discussed more fully under the section titled “Compensation Discussion and Analysis” in this Proxy Statement. In addition, the Compensation Committee reviews and approves stock-based compensation for our directors, officers, and employees, and oversees the administration of our Stock Incentive Plan. The Compensation Committee also approves the “Compensation Discussion and Analysis” with respect to compensation of the Company’s Named Executive Officers as defined therein (“Named Executive Officers” or “NEOs”) in accordance with applicable rules of the SEC. The Compensation Committee is authorized to retain and terminate compensation consultants, legal counsel, or other advisors to the Committee and to approve the engagement of any such consultant, counsel, or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the Committee.
Corporate Governance, Nominations and Sustainability Committee
The Corporate Governance, Nominations and Sustainability Committee’s duties include, but are not limited to, (i) developing qualification criteria for the members of the Board and recommending to the Board individuals to serve on the Board; (ii) reviewing, on an annual basis, the qualifications of each member of the Board; (iii) reviewing and monitoring the Company’s corporate governance policies and guidelines, including the Company’s insider trading and clawback policies for its directors and executive officers; (iv) annually assessing the Board’s performance and reporting such assessment to the Board; and (v) assisting the Board to pursue and report sustainability matters.
Proxy Access and Director Nominations. The Corporate Governance, Nominations and Sustainability Committee follows the procedure concerning nominations or consideration of director candidates recommended by stockholders set forth in our Amended and Restated By-Laws (the “By-Laws”). The By-Laws permit stockholders, as of the record date, to nominate director candidates at the annual meeting, subject to certain notification requirements. Our By-Laws permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors or 20% of our Board. Stockholders and nominees must satisfy the requirements set forth in the By-Laws in connection with such nominations. We believe that this By-Law provision provides meaningful, effective, and accessible proxy access rights to our stockholders, and balances those benefits against the risk of misuse or abuse by stockholders with special interests that are not shared by all or a significant percentage of our stockholders. Our By-Laws also allow for nominations of directors outside of this proxy access framework who will not be included in our proxy materials. Refer to “How do I submit a proposal or nominate a director candidate for the 2026 Annual Meeting of stockholders?” under “Questions and Answers about our Annual Meeting and Voting” further below for information on how to submit a proposal or nominate a director.
Board Qualifications. The Corporate Governance, Nominations and Sustainability Committee seeks director candidates who demonstrate a willingness and ability to prepare for, attend and participate in all Board and committee meetings and whose experience and skill would complement the then-existing mix of directors. The Board believes that a Board comprised of members with diverse qualities provides varied perspectives which will help to promote active and constructive dialogue among Board members and between the Board and management, resulting in more effective oversight. In the Board’s executive sessions and in annual performance evaluations conducted by the Board and its committees, the Board will periodically consider whether the members of the Board reflect the qualifications and skillset necessary to contribute to a constructive, collaborative and collegial environment. We believe that the current and proposed members of our Board demonstrate the current experience, qualifications, and skills. Refer to the “Board of Directors Matrix” table previously disclosed for additional information regarding the skills of the Company’s Board current members.
In recommending director candidates, the Corporate Governance, Nominations and Sustainability Committee gathers suggestions as to individuals who may be available to meet the Board’s future needs from a variety of sources, such as past and present directors, stockholders, colleagues, and other parties with which a member of the Corporate Governance, Nominations and Sustainability Committee or the Board has had business dealings. The Corporate Governance, Nominations and Sustainability Committee then undertakes a preliminary review of the individuals suggested. Candidates recommended by stockholders will be considered in the same manner as other candidates. At such times as the Corporate Governance, Nominations and Sustainability Committee determines that a relatively near-term need exists and the Corporate Governance, Nominations and Sustainability Committee believes that an individual’s qualities and skills would complement the then-existing mix of directors, the Corporate Governance, Nominations and Sustainability Committee or its Chair will contact the individual. After such contact, the members of the Corporate Governance, Nominations and Sustainability Committee will discuss (or, where the Chair makes contact, the Chair will discuss with the other members) the individual and all relevant qualifications. Based on the Corporate Governance, Nominations and Sustainability

Committee’s evaluation of potential nominees and the Company’s needs, the Corporate Governance, Nominations and Sustainability Committee determines whether to nominate the individual for election as a director. While the Corporate Governance, Nominations and Sustainability Committee has not, in the past, engaged any third-party firm or consultant to identify or evaluate nominees, in accordance with its charter, it may do so in the future.
DIRECTOR COMPENSATION
Our non-employee (independent) directors receive compensation for service on the Board. Employee directors do not receive additional compensation for serving on the Board. Non-employee director compensation is approved by the Board, after considering a recommendation from the Compensation Committee. M. Farooq Kathwari, as Chief Executive Officer of the Company, is not compensated separately for his service as a director on the Board. For information on Mr. Kathwari’s compensation as our Chief Executive Officer, refer to the Summary Compensation Table. For fiscal 2025, the Board approved a combination of cash and stock option awards as compensation for our non-employee directors, as disclosed in the table below.
Annual Cash Retainer. Each non-employee director receives an annual cash retainer of $60,000.
Committee Chair Cash Retainers. Additional quarterly fees are paid to the chair of each of the committees as follows: Audit Committee $4,000; Compensation Committee $2,000; and Corporate Governance, Nominations and Sustainability Committee $2,000. The Lead Independent Director of the Board is also paid an additional cash fee of $2,000 per quarter.
Equity Compensation. Each non-employee director was granted a stock option award during fiscal 2025, with the number of options equal to $100,000 divided by the closing market price of the Company’s common stock on the date of grant. These stock options vest in three equal annual installments commencing on the first anniversary of the date of grant so long as the director continues to serve on our Board. All options granted to directors have an exercise price equal to the fair market value of our common stock on the date of grant and remain exercisable for a period of up to 10 years, subject to continuous service on our Board.
Meeting Fees. If a standing committee of the Board holds more than four meetings (either in person or virtually) on days when the full Board does not meet, members of that committee will be paid an additional $1,000 for each additional meeting beginning with the fifth such meeting. Directors serving on committees for part of a year receive a pro rata share of fees. There were no additional meeting fees paid to directors during fiscal 2025.
Miscellaneous. We reimburse directors for their cost of travel, lodging, and related reasonable expenses incurred in the performance of their duties.
Name	Fees Earned or Paid in Cash	Option Awards (1)(2)	Total
Maria Eugenia Casar	$60,000	$24,476	$84,476
John J. Dooner, Jr.	$76,000	$24,476	$100,476
David M. Sable	$68,000	$24,476	$92,476
Tara I. Stacom	$60,000	$24,476	$84,476
Cynthia Ekberg Tsai	$76,000	$24,476	$100,476

(1)
The amounts shown in the Option Awards column represent the aggregate grant date fair values, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes these fair values are charged to expense over the vesting period of three years. The actual values realized, if any, will not be known until the vesting date and could differ significantly from the amounts disclosed in the table. Refer to note 18 to the consolidated financial statements contained in the 2025 Annual Report for valuation assumptions with respect to stock option grants. As of June 30, 2025, the total number of stock options outstanding and stock options that were vested or exercisable within 60 days of June 30, 2025 for each non-employee director were as follows:

•
Ms. Casar held 10,191 stock options outstanding, of which 7,015 were vested or exercisable within 60 days.

•
Mr. Dooner held 40,164 stock options outstanding, of which 33,507 were vested or exercisable within 60 days.

•
Mr. Sable held 10,191 stock options outstanding, of which 7,015 were vested or exercisable within 60 days.

•
Ms. Stacom held 36,683 stock options outstanding, of which 33,507 were vested or exercisable within 60 days.

•
Ms. Tsai held 10,191 stock options outstanding, of which 7,015 were vested or exercisable within 60 days.

(2)
Each non-employee director was granted 3,330 stock options on August 7, 2024, which will vest in three equal annual installments commencing on the first anniversary of the date of grant.

PROPOSAL 2: TO APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION
Our executive compensation program is designed to facilitate long-term stockholder value creation. Our focus on pay-for-performance and on corporate governance promotes alignment with the best interests of the Company’s stockholders.
The Company seeks stockholder approval, on a non-binding basis, of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement in the Compensation Discussion and Analysis, the Compensation Tables and related narrative pursuant to Section 14A of the Exchange Act, commonly known as a “say-on-pay” vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation policies and practices described in this Proxy Statement.
At the Company’s 2024 Annual Meeting of Stockholders, our stockholders were asked to approve the Company’s executive compensation program. A substantial majority (98.1%) of the votes on the “say-on-pay” proposal were voted in favor of the proposal, which demonstrates stockholders’ strong support of our executive compensation practices and pay for performance alignment. The Compensation Committee believes that these results reaffirm our stockholders’ support of the Company’s approach to executive compensation. The Compensation Committee strives to continue to ensure that the design of the Company’s executive compensation program is focused on long-term stockholder value creation (with a meaningful and growing portion of the compensation paid to our Named Executive Officers being at risk, performance-based, tied to performance metrics that include good stewardship of the Company’s resources, and not guaranteed), emphasizes pay for performance and does not encourage the taking of short-term risks at the expense of long-term results. The Compensation Committee intends to continue to use the “say-on-pay” vote as a guidepost for stockholder sentiment and to consider stockholder feedback in making compensation decisions.
We believe that our executive compensation program appropriately aligns executive pay with Company performance and incentivizes desirable behavior. Accordingly, we are asking our stockholders to endorse our executive compensation program by voting on the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Compensation Tables and the related narrative.”
This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the annual compensation program for the Named Executive Officers. In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and Compensation Table sections. Because your vote is advisory, it will not be binding upon the Board. However, the Board values stockholders’ opinions and the Compensation Committee will consider the outcome of the advisory vote when considering future executive compensation decisions.
The Board unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide material information about the Company’s executive compensation objectives and policies for its NEOs and to put into perspective the tabular disclosures and related narratives. Our fiscal 2025 NEO compensation decisions continue to illustrate the application of our pay-for-performance philosophy, with NEO pay being driven by a year marked with lower consolidated net sales, a double-digit operating margin and strong cash flow.
This CD&A describes the general objectives, principles, and philosophy of our executive compensation program, focused primarily on the compensation for our NEOs, who for fiscal 2025, were as follows:
•
M. Farooq Kathwari, Chairman of the Board, President and Chief Executive Officer (our Principal Executive Officer)

•
Matthew J. McNulty, Senior Vice President, Chief Financial Officer and Treasurer (our Principal Financial and Accounting Officer)

•
Amy Phillips, Executive Vice President, Retail Division

•
Douglas H. Diefenbach, Senior Vice President, Business Development

•
Catherine A. Plaisted, Senior Vice President, Marketing

Our NEOs for fiscal 2025 also included Rebecca Thompson, who previously served as our Senior Vice President, Merchandising and Product Development. Ms. Thompson entered into a separation of employment and general release agreement, pursuant to which she remained an employee until November 14, 2024. This CD&A focuses on the compensation earned by our NEOs listed above, but also describes the compensation earned by Ms. Thompson, where appropriate.
Fiscal Year 2025 Performance at a Glance
Our financial performance during fiscal 2025 was highlighted by strong margins, positive operating cash flow and a robust balance sheet despite operating in a challenging environment. We generated strong operating cash flow of $61.7 million, which helped us grow our cash, cash equivalents and investments total to $196.2 million at June 30, 2025. We continued our history of returning capital to shareholders by paying four regular cash dividends of $0.39 and declared a special cash dividend of $0.40 per share, bringing the total amount of dividends paid to $50.1 million during fiscal 2025. Consolidated net sales of $614.6 million were down 4.9% compared to the prior year due to lower delivered unit volume, reduced available backlog, less design center traffic and fewer contract sales partially offset by higher average ticket prices. We ended the fiscal year with wholesale backlog of $48.9 million, down 8.7% from a year ago due to lower contract volume and improved customer lead times. Our consolidated gross margin of 60.5% was comparable to 60.8% in the prior year as benefits from a change in sales mix, lower input costs, reduced headcount, fewer designer floor sample sales and selective price increases were offset by lower unit volume sales, increased promotional activity and higher financing costs. Our adjusted operating margin was 10.2% compared to 12.1% in the prior year primarily due to deleveraging from lower unit sales partially offset by disciplined cost management and gross margin preservation. Adjusted diluted earnings per share of $2.04 was down from $2.49 in the prior year.
Our robust balance sheet and financial stability provide a solid foundation. We are confident in the strength of our vertically integrated business model as we have successfully navigated challenging times over the course of Ethan Allen’s 93-year history and we will continue to serve our clients and deliver value to our shareholders.

Selected Financial Data and Key Metrics
($ in thousands, except per share data)
STATEMENT OF OPERATIONS DATA
Fiscal Year Ended June 30,	2025	2024	2023
Net sales	$614,649	$646,221	$791,382
Gross margin	60.5%	60.8%	60.7%
Adjusted operating income (1)	$62,895	$77,914	$133,514
Adjusted net income (1)	$52,271	$63,758	$103,057
Adjusted diluted EPS (1)	$2.04	$2.49	$4.03
KEY METRICS
Adjusted return on equity (1)	10.8%	13.4%	23.5%
Cash flows from operating activities	$61,696	$80,195	$100,664
Cash and investments	$196,163	$195,801	$172,707
Current ratio	2.03	2.16	2.20
Long-term debt to equity ratio	0.0%	0.0%	0.0%
Cash dividends paid	$50,084	$50,269	$46,357
Dividend yield	5.6%	5.6%	5.1%

(1)
See Appendix A for the reconciliation of U.S. GAAP to adjusted key financial measures.

Compensation Practices

Compensation Policies and Risk
Our Compensation Committee regularly reviews our compensation practices and programs to determine the extent they create incentives for excessive risk taking. As part of their assessments, the Compensation Committee reviewed the cash and equity incentive programs for executive officers and concluded that certain aspects of the programs reduce the likelihood of excessive risk taking. These aspects include the use of long-term equity awards to create incentives for executives to work for long-term growth of the Company, including claw-back provisions limiting the incentive to take excessive risk for short-term gains, imposing maximum potential payouts on cash bonuses, requiring compliance with our Code of Conduct and giving the Compensation Committee the power to reduce payouts under our compensation plans. Based on these reviews, we concluded that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee takes into consideration multiple components of the Company’s executive compensation practices when making their determinations, as further outlined below.
Compensation Risk Considerations
Pay Mix
Compensation mix of base salary and short-term and long-term incentives provides compensation opportunities measured by a variety of time horizons to balance our short-term and long-term strategic goals.

Performance Metrics
A variety of distinct performance metrics are used in both the short-term and long-term incentive plans. This multiple-metric approach to performance metrics encourages focus on sustained and holistic overall Company performance.

Performance Goals
Goals are approved by our Compensation Committee and consider historical performance, current strategic initiatives, and the macroeconomic environment. In addition, short-term and long-term incentive compensation programs are designed with payout ranges above and below target levels and within a range that support our pay for performance philosophy.

Equity Incentives
Equity incentive programs and stock ownership guidelines are designed to align management and stockholder interests by providing vehicles for executive officers to accumulate and maintain an ownership position in the Company.

Stock Ownership Guidelines
We have stock ownership guidelines for executive officers and directors, including a one-year security holding period requirement, that are intended to align further the interest of our named executive officers with those of our stockholders. To facilitate an alignment between the interests of the executive officers and directors with those of long-term shareholders, we maintain and enforce minimum share ownership rules. Directors and executive officers should acquire over five years and maintain ownership of an amount of Company stock with a value equal to a multiple of the base salary (three times annual cash compensation for directors, five times salary for the Chief Executive Officer, and two times salary for the other executive officers). Pledged shares are not considered when determining compliance with these guidelines. Unearned performance-based stock awards and unvested stock options are excluded from the determination of an executive officer or director’s level of share ownership.

Anti-Hedging and Anti-Pledging Policies
Directors and executive officers are restricted from engaging in short sales, equity derivatives, and hedging their Company stock, whether or not involving trading on inside information. In addition, the Company prohibits employees and directors from purchasing Company securities on margin or holding Company securities in a margin account.

Insider Trading Policy
We have an Insider Trading Policy that requires our Directors, NEOs and other senior associates to pre-clear transactions in our common stock with the Company’s finance department. Trading is permitted only during specified quarterly Company open trading periods. An executive bears the full responsibility if he or she violates the Company policy by permitting shares to be bought or sold without pre-clearance or when trading is restricted. We believe these policies further align insiders’ interests with those of our stockholders.

Policy Governing the Recovery of Erroneously Awarded Compensation
We have a robust recoupment (or “claw-back”) policy that governs the recovery of erroneously awarded compensation to our executive officers. The policy provides that if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, including the corrections of errors, the Compensation Committee may seek reimbursement of any cash- or equity-based bonus/other incentive compensation (including vested and unvested equity) paid or awarded to the executive officer or effect cancellation of previously-granted equity awards to the extent the compensation was based on erroneous financial data and exceeded what would have been paid to the executive officer under the restatement.

Process for Determining Executive Compensation
The Compensation Committee is responsible for determining the composition and value of the compensation for all of our NEOs. Our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and Vice President of Human Resources provide input on program design and information on the Company’s and the furniture industry’s performance.
The Compensation Committee may not delegate its primary responsibility of overseeing executive officer compensation, but it may delegate to management the administrative aspects of our compensation programs that do not involve the setting of compensation levels for executive officers. All equity awards to executives, including stock options, performance stock units (“PSUs”), and restricted stock units (“RSUs”), are approved by the Compensation Committee. While the Compensation Committee maintains sole authority to retain, terminate, approve fees and other terms of engagement of a compensation consultant, the Committee did not engage the services of a consultant during fiscal 2025.
The Compensation Committee also reviews executive compensation and incentive structures used by its peer companies. In fiscal 2025, the Compensation Committee decided to use net sales, adjusted operating income, adjusted return on equity and total shareholder return (“TSR”) as the performance metrics used in assessing executive compensation.
Peer Group
The Compensation Committee, in setting individual NEO pay levels and opportunities, utilizes a peer group of companies that in its judgment best represents the Company’s vertical business model, which integrates manufacturing, merchandising, logistics and retail. We believe that it is appropriate to offer industry-competitive cash and equity compensation packages to all of our NEOs in order to attract and retain top talent. However, we do not target any specific pay percentile of the peer group for our executive officers. Instead, we use this information to provide an overview of market practices and to make informed decisions regarding our executive pay programs.
In developing the peer group, the population of U.S. based, publicly traded companies that were considered by the Compensation Committee included:
•
furniture manufacturers and/or home furnishing retailers;

•
competitors and peers identified as the Company’s direct U.S. furniture competitors;

•
vertically integrated companies in our industry; and

•
companies that might be considered competitors for Company executives and equivalent talent.

In addition to those considerations, the Compensation Committee filtered companies by revenues, number of employees and market capitalization. Companies with higher or lower revenues or market capitalization were included in the peer group since the Company competes for executives with such other companies that are in the home furnishings industry.

The Compensation Committee evaluates each peer company annually to determine whether its inclusion remains appropriate. During fiscal 2025, the Compensation Committee removed Green Brick Partners, Inc. as it concluded the business characteristics of this company no longer aligned for comparability purposes and added Purple Innovation, Inc. The Compensation Committee believes the updated fiscal 2025 peer group, as summarized below, provides a good perspective on compensation practices based on their operating characteristics.
Fiscal 2025 Peer Group
Arhaus, Inc.	Hooker Furniture Corporation	Purple Innovation, Inc.
Bassett Furniture Industries, Inc.	Interface, Inc.	Sleep Number Corporation
Flexsteel Industries, Inc.	Kirkland’s, Inc.	Steelcase Inc.
Haverty Furniture Companies, Inc.	La-Z-Boy Incorporated	The Lovesac Co.
HNI Corporation	MillerKnoll, Inc.

Elements of Fiscal 2025 Executive Compensation
Our compensation programs are structured to align the interests of our executive officers with the interests of our stockholders and include the following elements for fiscal 2025:
Element	Key Characteristics	Link to Shareholder Value	How We Determine Amount	Key Fiscal 2025 Decisions
Fixed	Base Salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	A means to attract and retain talented executives capable of driving superior performance.	Consider individual contributions to business outcomes, the scope and complexity of each role, future potential, market data, and internal pay equity.	There were no changes to NEO base salaries during fiscal 2025.
	Service-Based Restricted Stock Unit Awards	Fixed compensation component payable in stock. Reviewed annually and granted when appropriate.	A means to retain talented executives capable of driving strong performance.	Consider individual contributions to business outcomes, the scope and complexity of each role, future potential, market data, and internal pay equity.	The Compensation Committee awarded service-based restricted stock units that vest ratably over three years to NEO’s during fiscal 2025.
Performance- Based	Annual Incentive Program	Variable compensation component payable in cash based on performance against annually established financial goals.	Incentive targets are tied to achievement of key annual financial measures.
Incentive award levels are based on the achievement of financial metrics established by the Compensation Committee. The dollar amount of each award level target was based on each NEO’s responsibilities, historical incentive amounts, retention considerations and market data. Net sales and adjusted operating income were used to determine the payout of the awards.

For fiscal 2025, the Compensation Committee selected two performance metrics: net sales (weighted 60% of target) and adjusted operating income (weighted 40% of target). The NEOs have the opportunity to earn between 60% (threshold) and 140% (maximum) based on the achievement of such targets.

	Performance-Based Unit Awards (PSUs)	PSUs cliff vest after a three-year performance period and payouts are based on Company performance against pre-established financial goals and other performance metrics.
PSUs recognize our executive officers for achieving superior long-term relative performance. Financial metrics are based on sales growth and return on equity. An additional TSR performance metric was also used.

Grant award levels based on individual contributions to business outcomes, potential future contributions, historical grant amounts, retention considerations and market data. Actual award payout is based on performance against pre-established goals over a three-year performance period.
The Compensation Committee approved PSU grants to NEOs during fiscal 2025 with three performance metrics that were based on net sales, return on equity and a TSR performance metric.

Fiscal 2025 Target Total Compensation Mix
In line with our pay-for-performance philosophy, the majority of our CEO’s target total compensation is performance-based and therefore “at risk.” The total target compensation mix for all other NEOs has a lower at risk profile and was a combination of base salary, achievement of target for the annual incentive program, long-term service-based restricted stock unit awards and achievement of target for the long-term performance-based stock unit incentive awards. The charts below show the percentage of each element in the total compensation mix for our CEO and the average of our other NEOs, as established at the beginning of fiscal 2025.

Base Salary
We set base salaries for our NEOs based on individual contributions to business outcomes, the scope and complexity of each role, competencies, experience, leadership, performance, future potential, market data and internal pay equity.
The Compensation Committee completed its review of the salary levels for each of the NEOs other than Mr. Kathwari, who has a contracted base salary. As part of their salary review process, the Compensation Committee considered the performance of each NEO, relevant market data, recommendations of the CEO, the comparison of compensation among various levels of management, and the Company’s overall performance. As a result of this review, the Compensation Committee determined that no changes to the base salaries of Mr. McNulty and Ms. Phillips were needed during fiscal 2025 as they represent market-competitive rates. Base salary increases were provided to Mr. Diefenbach and Ms. Plaisted in November 2024 as a result of their respective promotions to Senior Vice President.
Name	Fiscal 2025 Salary ($)	Fiscal 2024 Salary ($)	% Change
M. Farooq Kathwari	$1,150,050	$1,150,050	0.0%
Matthew J. McNulty	$410,000	$410,000	0.0%
Amy Phillips	$500,000	$500,000	0.0%
Douglas H. Diefenbach (1)	$316,000	$265,000	19.2%
Catherine A. Plaisted (1)	$286,000	$250,000	14.4%
Rebecca Thompson (2)	$350,000	$350,000	0.0%

(1)
Mr. Diefenbach and Ms. Plaisted’s salary increases were in connection with their promotions on November 3, 2024. As a result, the amounts shown here for fiscal 2025 will differ from those shown in the fiscal 2025 Summary Compensation Table, which reflects the base salaries earned with respect to the full fiscal 2025 year.

(2)
Ms. Thompson entered into a separation of employment and general release agreement, pursuant to which she remained an employee until November 14, 2024.

Annual Non-Equity Incentive Compensation
NEOs are eligible to earn cash awards under our annual incentive compensation program, which is designed to motivate and reward executives for performance on key annual measures. The annual incentive compensation program is based exclusively on attainment of selected financial metrics, measured on the Company’s overall consolidated financial performance, that align our annual incentives with our strategy of driving growth, with an emphasis on net sales and profitability.

The Compensation Committee selected net sales and adjusted operating income as the performance metrics to use in the fiscal 2025 annual incentive plan, which aligns with the Company’s strategy of focusing on both top-and bottom-line growth. Net sales encompassed 60% of target incentive while adjusted operating income was the remaining 40%. The targeted dollar amount of annual non-equity incentive compensation was based on a percentage of each NEO’s base salary, which varied among each NEO. Each NEO had the opportunity to earn, based on Company performance, awards between 60% of their target incentive opportunity (if minimum threshold performance requirements were met) and 140% of their target incentive opportunity (if maximum performance requirements were met). Refer to the section “Grants of Plan-Based Awards” for additional disclosure of the actual dollar amounts for target, maximum and threshold for each NEO.
The Compensation Committee established targets for net sales and adjusted operating income for fiscal 2025, and established threshold and maximum performance levels as follows:
Fiscal 2025 Annual Incentive Goals and Results
($ in millions) Performance Level	Net Sales $	Adjusted Operating Income $ (1)
Maximum	$673.1	$94.2
Target	$635.0	$64.7
Threshold	$571.5	$51.4
Actual	$614.6	$62.9
Individual Metric Payout Achieved	87%	95%
Individual Metric Weight	60%	40%
Overall Payout (as percent of Target)		90.2%

(1)
See Appendix A for a non-GAAP reconciliation showing how adjusted operating income is derived from our fiscal 2025 consolidated financial statements.

As a result, the NEOs were paid the following incentive payouts:
Fiscal 2025 Annual Incentive Target, Achievement and Actual Payout
Name (1)	Target Annual Incentive ($)	Target Incentive (% of base salary)	Level Achieved (% of target performance)	Actual Annual Incentive Payout ($)	Incentive Payout (% of base salary)
M. Farooq Kathwari	$1,150,050	100%	90.2%	$1,037,300	90%
Matthew J. McNulty	$102,500	25%	90.2%	$92,455	23%
Amy Phillips	$150,000	30%	90.2%	$135,300	27%
Rebecca Thompson (2)	$87,500	25%	N/A	$0	N/A

(1)
Mr. Diefenbach and Ms. Plaisted did not participate in the fiscal 2025 non-equity incentive compensation plan disclosed above.

(2)
Ms. Thompson departed from the Company effective November 14, 2024, which was prior to the final measurement date; as a result she was not eligible to receive an annual incentive payout for fiscal 2025.

Discretionary Annual Bonus
The Company maintains a discretionary bonus program for executives who do not participate in our annual non-equity incentive compensation program. For purposes of the discretionary bonus, individual performance is assessed based upon the executive’s performance relative to his or her responsibilities, goals, and objectives for each executive, which may or may not include financial metrics. Each executive develops annual business objectives for their respective areas, which are approved by the CEO and are used for this assessment. Individual performance is additionally measured by how the executive’s actions conform with and exemplify the Company’s ten “Leadership Principles”. For each executive, the executive’s impact upon initiatives of their division, department function or organization is also considered, as well as their impact on the development of their associates.

For fiscal 2025, the Compensation Committee approved, at the recommendation of the CEO, the following discretionary bonus for each NEO that did not participate in the annual non-equity incentive compensation plan.
Name	Fiscal 2025 Discretionary Bonus ($)	Fiscal 2025 Discretionary Bonus (% of base salary)
Douglas H. Diefenbach	$35,000	11%
Catherine A. Plaisted	$35,000	12%
Long-term Incentive Compensation
To align executive officer pay outcomes with long-term performance and encourage long-term strategic thinking, our annual long-term incentive grants typically feature financial-based performance metrics. The long-term incentive award provisions of our Stock Incentive Plan provide for equity-based compensation including performance-based stock units, restricted stock units, and stock options, which may vest based on service or performance or a combination thereof.
The Compensation Committee establishes for the NEOs, including the CEO, the target, maximum and threshold performance-based awards as a percentage of base salary on the grant date, with percentages of base salary varying among each NEO. The Compensation Committee is responsible for approving all equity-based compensation but may provide our CEO limited discretion during the year to allocate such equity-based grants to various employees other than the NEOs. Other than the equity-based grants to the NEOs, there were no other equity-based grants during fiscal 2025.
For fiscal 2025, our NEO long-term incentive compensation program reflected the grant of performance-based stock unit awards containing three performance metrics that closely align with our growth strategy, focusing on growth in net sales, return on equity and the three-year TSR relative to the performance of the Company’s peers as listed in the proxy statement. The Compensation Committee selected net sales as a broad indicator of attaining strategic objectives, return on equity as a fundamental measure of the Company’s effectiveness at turning the net profits and cash into greater gains and growth for the Company and investors, and TSR to add a relative measure of performance in comparison to its peers. The vesting period for performance-based equity compensation awards was a three-year cliff vesting period, similar to the prior year. The weighting of the performance metrics was established as follows:
Fiscal 2025 Long-term Incentive Performance Metrics
Payout Metric (Total Weight)	Fiscal 2025 Weight (50%)	Fiscal 2026 Weight (30%)	Fiscal 2027 Weight (20%)
Sales Growth (40%)	20%	12%	8%
Return on Equity (40%)	20%	12%	8%
Three-year TSR (20%)			20%
The Compensation Committee awarded performance-based stock units during fiscal 2025 to the NEOs as follows:
	Grant $ Value			Units Granted			Grant $ Value as a % of Base Salary
Name (1)	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum
M. Farooq Kathwari	$747,495	$1,207,487	$1,667,506	32,419	52,369	72,320	65%	105%	145%
Matthew J. McNulty	$63,570	$102,490	$141,457	2,757	4,445	6,135	16%	25%	35%
Amy Phillips	$93,014	$150,011	$206,985	4,034	6,506	8,977	19%	30%	41%
Rebecca Thompson (2)	$54,255	$87,504	$120,750	2,353	3,795	5,237	16%	25%	35%

(1)
Mr. Diefenbach and Ms. Plaisted did not participate in the fiscal 2025 long-term incentive compensation plan disclosed above.

(2)
Ms. Thompson departed from the Company effective November 14, 2024, which was after the grant date; as a result she forfeited the units granted.

Results of Previously Granted Long-term Incentive Awards
Fiscal Year 2023 Grant (2023-2025 Performance Period)
	Target Goals		Results		Payout as % of Target
($ in millions)	Net Sales	Return on Equity	Net Sales	Return on Equity	Net Sales	Return on Equity
FY 2023	$775.0	14.4%	$791.4	23.5%	115%	129%
FY 2024	$806.0	15.1%	$646.2	13.4%	0%	0%
FY 2025	$838.2	15.9%	$614.6	10.8%	0%	0%
Following the end of the third performance year, which concluded on June 30, 2025, it was determined that 71% of the target number of performance-based stock units granted in fiscal 2023 were earned, as noted below.
Name	Target	Actual Vested (1)	% Vested
M. Farooq Kathwari	64,394	45,569	71%
Matthew J. McNulty	3,000	2,124	71%
Amy Phillips	3,937	2,786	71%

(1)
The vested amounts noted above include fiscal 2023 market-based awards that were earned. Based upon the Company’s relative TSR performance, which was measured over the three-year period (July 1, 2022 through June 30, 2025), it was determined that the Company’s TSR percentile ranking was in the 67th percentile, resulting in a payout of 117% of the target number of market-based awards granted in fiscal 2023.

Fiscal Year 2024 Grant (2024-2026 Performance Period)
	Target Goals		Results		Payout as % of Target
($ in millions)	Net Sales	Return on Equity	Net Sales	Return on Equity	Net Sales	Return on Equity
FY 2024	$725.0	14.2%	$646.2	13.4%	0%	90%
FY 2025	$754.0	14.8%	$614.6	10.8%	0%	0%
FY 2026	n/a
There has been no payout with respect to the performance-based stock unit awards granted in fiscal 2024 as the performance measurement period has not yet lapsed. The results for the relative TSR performance metric, which is measured over the entire three-year period, will be determined following the conclusion of the three-year performance cycle ending June 30, 2026.
Fiscal Year 2025 Grant (2025-2027 Performance Period)
	Target Goals		Results		Payout as % of Target
($ in millions)	Net Sales	Return on Equity	Net Sales	Return on Equity	Net Sales	Return on Equity
FY 2025	$635.0	11.0%	$614.6	10.8%	88%	94%
FY 2026	n/a
FY 2027	n/a
There has been no payout with respect to the performance-based stock unit awards granted in fiscal 2025 as the second- and third-year performance measurement periods have not yet lapsed. The results for the relative TSR performance metric, which is measured over the entire three-year period, will be determined following the conclusion of the three-year performance cycle ending June 30, 2027.
Restricted Stock Unit Awards Granted in Fiscal 2025 (service-based)
NEOs are eligible to receive grants of service-based restricted stock unit awards. These restricted stock units vest according to service-based criteria only. Any restricted stock units not fully vested on the date the employee separates are subject to forfeiture. For fiscal 2025, the Compensation Committee awarded each NEO service-based restricted stock grants that vest ratably over three years. The Compensation Committee believes having a greater portion of total compensation tied to long-term equity-based compensation better aligns the executive’s compensation with meeting the long-term goals of the Company and its stockholders.

The Compensation Committee awarded restricted stock unit grants to the NEOs during fiscal 2025 as follows:
Name (1)(2)	$ Value	# of Units
M. Farooq Kathwari	$310,501	12,916
Matthew J. McNulty	$82,000	3,411
Amy Phillips	$100,006	4,160
Rebecca Thompson (3)	$70,004	2,912

(1)
The restricted stock units were granted on August 7, 2024 and vest ratably over three years on the anniversary date of the grant.

(2)
Mr. Diefenbach and Ms. Plaisted did not receive a restricted stock unit grant during fiscal 2025.

(3)
Ms. Thompson departed from the Company effective November 14, 2024, which was prior to the initial vesting date; therefore 100% of the units granted were forfeited.

Stock Option Awards for Fiscal 2025
The Compensation Committee did not grant stock options to any of the NEOs during fiscal 2025.
Change of Control Severance Plan for Executives
The change in control plan for NEOs, other than the CEO, was adopted to mitigate the concern that, in the event the Company is considering a change in control transaction, the employees involved in considering the transaction might otherwise be motivated to act in their own interests rather than the interests of the stockholders. Thus, the change in control provisions are designed so that employees are neither harmed nor given a windfall in the event of a change in control.
The Company’s plans generally provide that a change in control may occur upon (i) any liquidation or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, (ii) any merger, (iii) any person becoming a beneficial owner of more than 50% of the then outstanding voting stock of the Company or Ethan Allen Global, Inc., or (iv) the Company’s incumbent directors ceasing to constitute at least a majority of the Board of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.
For any benefits to be earned, a change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a “double trigger”). The plan does not provide tax gross ups. Payments and benefits to the executive will be reduced to the extent necessary to result in the executive’s retaining a larger after-tax amount, considering the income, excise and other taxes imposed on the payments and benefits. Benefits provided under the program include (i) a lump sum cash payment equal to one times the sum of the executive’s base salary and the average of the prior three years’ annual incentive bonus, (ii) a lump sum cash payment equal to the pro-rated portion of the executive’s average of the prior three years’ annual incentive bonus for the year of termination, (iii) immediate vesting of all unvested service-based restricted stock units outstanding on the date of termination and (iv) all performance-based restricted stock unit grants outstanding on the date of termination fully and immediately vesting at the target level as of the date of termination. The Change in Control Severance Plan includes non-solicitation, non-disparagement and confidentiality provisions and waivers of customary claims.
Ethan Allen Retirement Savings Plan
The Company maintains the Ethan Allen Retirement Savings Plan (the “Retirement Plan”). All full-time U.S. employees of the Company, including the NEOs, are eligible to participate in the Retirement Plan on the first day of employment. There is no enhanced benefit for executives. The Retirement Plan allows participants to contribute up to 100% of their eligible annual compensation, subject to annual statutory limitations. In fiscal 2025, matching contributions were made dollar for dollar on the first $500 of a participant’s before tax contribution and $0.50 on the next $1,600 of a participant’s before tax contributions. All matching contributions for each NEO immediately vested. The Company also made a $494,938 discretionary profit-sharing contribution to the Retirement Plan during fiscal 2025, which was distributed to eligible participants based on each participant’s compensation to total compensation of all participants during the year.
Executive Perquisites and Other Personal Benefits
We offer a very limited number of perquisites and other personal benefits to our NEOs. The Compensation Committee believes that these perquisites are reasonable and consistent with prevailing market practice and the Company’s overall compensation program. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. In fiscal 2025, with the exception of Mr. Kathwari, the NEOs did not receive any perquisites. Mr. Kathwari received the use of a Company car

(including driver, gas, registration, title, insurance, and maintenance) valued at $109,588 and the reimbursement of life insurance premiums totaling $15,744, as perquisites, which is consistent with prior years.
Employment Agreements
The Company generally does not enter into employment agreements and has no employment agreements in place with the exception of the employment agreement with Mr. Kathwari. Effective July 1, 2015, the Company entered into an employment agreement with Mr. Kathwari. In advance of its expiration date, the Company entered into a new 2022 employment agreement (the “Employment Agreement”) on February 3, 2022 with Mr. Kathwari. The Employment Agreement commenced on July 1, 2022 and was for a three-year term ending June 30, 2025. The Company amended the Employment Agreement on July 30, 2024 to extend the term of employment for an additional two years, ending on June 30, 2027. Under the agreement Mr. Kathwari is entitled to the following:
•
Base salary of $1,150,000 per annum, without increase or guaranteed adjustment.

•
Annual non-equity incentive compensation based on annual performance targets set annually by the Compensation Committee and ratified by the Board. The annual incentive compensation payments provide for a target level of $1,150,000, a threshold level of $690,000 and a maximum level of $1,610,000.

•
Annual grant of performance-based stock units, providing a contingent right to receive shares of the Company’s common stock, conditioned upon the Company’s achievement of certain performance metrics set annually by the Compensation Committee and ratified by the Board. The value of the PSUs granted provide for a target level of $1,207,500, a threshold level of $747,500 and a maximum of $1,667,500. The number of PSUs granted shall be determined by dividing the performance unit grant date value at each of the target, threshold and maximum performance achievement levels by the fair market value of the PSUs on the date of the grant.

•
Annual grant of restricted stock units, providing a contingent right to receive shares of common stock conditioned upon a service based three-year ratable vesting schedule. The fair value of each annual grant of RSUs will be equal to $310,500. The number of RSUs granted shall be determined by dividing $310,500 by the grant date fair value of the RSU.

The right to receive, or retain, any Annual Incentive Bonus, PSUs, RSUs or benefits of the Stock Units will be subject to claw-back provisions as set forth in Company’s policy governing the recovery of erroneously awarded compensation, as approved by the Board. Each grant agreement, among other provisions, provides for benefits that may be earned in the event of a change of control or in the event of termination of employment. Refer to the section “Potential Payments upon Termination or Change in Control” further below for additional information in the event of a change in control or termination of employment.
The July 30, 2024 amendment to the Employment Agreement was filed as Exhibit 10.11 in our 2024 Annual Report on Form 10-K.
Deductibility Cap on Executive Compensation
In establishing individual executives’ compensation levels, we do not explicitly consider accounting and tax issues. Section 162(m) of the Internal Revenue Code places a limit of $1 million per year on the amount of compensation paid to our executive officers that we may deduct from our federal income tax return for any single taxable year. The Compensation Committee has in the past reserved the right to provide compensation that does not qualify for deduction under Section 162(m). Compensation paid to our CEO is historically in excess of $1 million, and thus not deductible. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE REPORT
The Compensation Committee is responsible for the compensation program of the Company’s NEOs. The Committee is comprised solely of independent directors and reports regularly to the Board. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis and recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
JOHN J. DOONER, JR. (CHAIR)
DAVID M. SABLE
CYNTHIA EKBERG TSAI
This Compensation Committee Report is not deemed “soliciting material”
and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

COMPENSATION TABLES
The tables below present compensation information for each of our NEOs followed by a discussion of compensation that each NEO could receive when their employment with us terminates under various circumstances or upon a change of control of the Company. The tables include footnotes and other narrative explanations important for your understanding of the compensation information in each table.
The first table below, the Summary Compensation Table, sets forth the compensation earned by the NEOs for services rendered to the Company in all capacities for each respective fiscal year. Our NEOs include our Principal Executive Officer, Principal Financial Officer and the next most highly compensated executive officers (other than the Principal Executive Officer and Principal Financial Officer) during fiscal 2025.
Summary Compensation Table
The following table summarizes the compensation earned by or awarded to each NEO for fiscal years 2025, 2024 and 2023.
Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
M. Farooq Kathwari Chairman of the Board, President and Chief Executive Officer	2025	$1,150,050	$—	$1,517,988 (a)	$1,037,300	$—	$127,996	$3,833,334
	2024	1,150,050	—	1,518,009	414,000	—	127,409	3,209,468
	2023	1,150,050	—	1,518,005	1,437,272	—	103,971	4,209,298

Matthew J. McNulty Senior Vice President, Chief Financial Officer and Treasurer	2025	$410,000	$—	$184,490 (a)	$92,455	$—	$2,664	$689,609
	2024	407,027	—	184,509	36,900	—	2,577	631,013
	2023	375,000	—	86,255	93,735	—	2,379	557,369

Amy Phillips Executive Vice President, Retail Division	2025	$500,000	$—	$250,017 (a)	$135,300	$—	$2,664	$887,981
	2024	492,356	—	250,006	54,000	—	2,577	798,939
	2023	410,100	—	106,631	164,014	—	2,379	683,124

Douglas H. Deifenbach Senior Vice President, Business Development	2025	$304,151	$35,000	$—	$—	$—	$2,497	$341,647

Catherine A. Plaisted Senior Vice President, Marketing	2025	$273,671	$35,000	$—	$—	$—	$2,424	$311,095

Rebecca Thompson Senior Vice President, Merchandising and Product Development	2025	$131,370	$—	$157,508 (b)	$—	$—	$100,000	$388,878
	2024	336,849	35,000	—	—	—	2,577	374,426

(1)
The amount reported within the salary column for Ms. Thompson represents the pro-rated amount of base salary paid during fiscal 2025 while still an employee of the Company. Ms. Thompson departed from the Company effective November 14, 2024.

(2)
Bonus amounts represent discretionary bonus awards under the discretionary bonus program for NEOs who did not participate in the non-equity annual incentive plan.

(3)
The amounts shown for stock awards represent the aggregate grant date fair values, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes these fair values are charged to expense over the vesting period. The actual values realized, if any, will not be known until the vesting date and could differ significantly from the amounts disclosed in the table. Refer to note 18 to the consolidated financial statements contained in the 2025 Annual Report on Form 10-K for valuation assumptions with respect to stock awards granted.

(a)
Amounts reflect the fair value of all stock awards granted during fiscal 2025, which included a performance stock unit grant, at target, and a service-based restricted stock unit award. No payout has been earned in respect to the performance stock unit grant as the performance measurement period ends June 30, 2027. The service-based restricted stock unit award vests ratably over three years. The grant date fair value for the performance stock unit awards, assuming the maximum performance level to be achieved was deemed probable on the grant date, would have been as follows: Mr. Kathwari $1,667,506, Mr. McNulty $141,457, Ms. Phillips $206,985 and Ms. Thompson $120,750.

(b)
Amount reflects the fair value of all stock awards granted to Ms. Thompson during fiscal 2025, which included a performance stock unit grant and a service-based restricted stock unit award. However, since Ms. Thompson departed the Company prior to the final measurement date, these awards were forfeited.

(4)
The Non-Equity Incentive Plan Compensation amounts show actual payouts paid under the annual incentive plan for each fiscal year as further described in the Annual Non-Equity Incentive Compensation section of the CD&A.

(5)
There was no change in the value of Mr. Kathwari’s retirement contract during the fiscal years 2025, 2024 or 2023, respectively, and no above-market interest has been earned on any non-qualified deferred compensation.

(6)
Amounts shown represent contributions by the Company pursuant to the Retirement Plan for each NEO other than Mr. Kathwari. The amount disclosed for Mr. Kathwari of $127,996 during fiscal 2025 includes costs incurred by the Company for: (i) contributions by the Company pursuant to Retirement Plan of $2,664; (ii) life insurance premiums of $15,744; and (iii) use of a Company car of $109,588. The amount for Ms. Thompson represents a severance payment of $100,000.

Grants of Plan-Based Awards
The following table provides information on all plan-based awards granted to NEOs during fiscal 2025. There can be no assurance that the grant date fair value of the awards, as listed in this table, will ever be realized. The grant date fair value of the performance stock unit awards and restricted stock unit awards are included in the “Stock Awards” column of the Summary Compensation Table.
Name (5)	Grant Date	Estimated future payouts under non-equity incentive plan awards ($) (1)			Estimated future stock award units under equity incentive plan awards (#) (2)			All Other Stock Awards: Number of Stock Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
		Threshhold	Target	Maximum	Threshhold	Target	Maximum
M. Farooq Kathwari	7/1/2024	$690,030	$1,150,050	$1,610,070	—	—	—	—	—
M. Farooq Kathwari	8/7/2024	—	—	—	32,419	52,369	72,320	12,916	$1,517,988
Matthew J. McNulty	7/1/2024	$61,500	$102,500	$143,500
Matthew J. McNulty	8/7/2024	—	—	—	2,757	4,445	6,135	3,411	$184,490
Amy Phillips	7/1/2024	$90,000	$150,000	$210,000
Amy Phillips	8/7/2024	—	—	—	4,034	6,506	8,977	4,160	$250,017
Rebecca Thompson (6)	7/1/2024	$52,500	$87,500	$122,500
Rebecca Thompson (6)	8/7/2024	—	—	—	2,353	3,795	5,237	2,912	$157,508

(1)
Awards represent potential payments under the fiscal 2025 annual non-equity incentive program. Payments are based on specified target levels of net sales and adjusted operating income, as described in the CD&A. NEOs must be employed on the date the stock payouts are issued (typically in August of each year with respect to the preceding fiscal year) to be eligible.

(2)
Awards represent potential payments under performance-based stock units granted under the Company’s Stock Incentive Plan during fiscal 2025, assuming performance at the target level. Refer to the CD&A for a more detailed description of the performance measures associated with these awards. NEOs must be employed throughout the performance measurement period.

(3)
The Company awarded service-based restricted stock units to NEOs during fiscal 2025, which vest ratably over three years on the anniversary of the grant date, commencing on August 7, 2025.

(4)
Reflects the total grant date fair value of the stock awards granted during fiscal 2025, with the fair value of the performance-based shares based on the probable level of achievement as of the grant date. Grant date fair values were determined in accordance with Accounting Standards Codification Topic 718. Refer to note 18 to the consolidated financial statements contained in the 2025 Annual Report on Form 10-K for valuation assumptions with respect to these awards granted.

(5)
Mr. Diefenbach and Ms. Plaisted did not participate in the fiscal 2025 plan-based awards disclosed above.

(6)
Effective November 14, 2024, Ms. Thompson departed from the Company; therefore the share amounts reported above were forfeited.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding the number and value of equity awards held by the NEOs at June 30, 2025.
			Stock Awards (1)
Name	Notes	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentives Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
M. Farooq Kathwari	(3)	8/9/2022	45,569	$1,269,097	43,355	$1,207,437
	(4)	8/9/2022	—	$—	5,313	$147,967
	(5)	8/8/2023	—	$—	27,103	$754,819
	(6)	8/8/2023	—	$—	7,243	$201,718
	(7)	8/7/2024	—	$—	32,419	$902,869
	(8)	8/7/2024	—	$—	12,916	$359,711
	(9)	1997-2002	126,000	$3,509,100	—	$—
Matthew J. McNulty	(2)	8/10/2021	750	$20,888	—	$—
	(3)	8/9/2022	2,124	$59,153	2,016	$56,146
	(4)	8/9/2022	—	$—	513	$14,287
	(5)	8/8/2023	—	$—	2,304	$64,166
	(6)	8/8/2023	—	$—	1,913	$53,277
	(7)	8/7/2024	—	$—	2,757	$76,782
	(8)	8/7/2024	—	$—	3,411	$94,996
Amy Phillips	(2)	8/10/2021	1,000	$27,850	—	$—
	(3)	8/9/2022	2,786	$77,590	2,646	$73,691
	(4)	8/9/2022	—	$—	561	$15,624
	(5)	8/8/2023	—	$—	3,372	$93,910
	(6)	8/8/2023	—	$—	2,333	$64,974
	(7)	8/7/2024	—	$—	4,034	$112,347
	(8)	8/7/2024	—	$—	4,160	$115,856
Douglas H. Diefenbach	(2)	8/10/2021	500	$13,925	—	$—
Catherine A. Plaisted	(10)	—	—	$—	—	$—
Rebecca Thompson	(11)	—	—	$—	—	$—

(1)
The market value of unvested shares and the market or payout value on unearned shares was calculated using the closing market price of $27.85 at June 30, 2025.

(2)
Service-based restricted stock units granted on August 10, 2021 vest ratably over four years on the anniversary of the grant date, commencing on August 10, 2022.

(3)
The performance stock units granted on August 9, 2022 were issued on August 29, 2025, after the determination of earned shares was finalized by the Compensation Committee. The market or payout value was calculated at the closing market price of $27.85 at June 30, 2025. The number of units and related market value, as reported in the last two columns in the table above, represent unearned performance stock units as the Company did not meet the maximum payout during the three-year performance period ended June 30, 2025. However, in accordance with SEC rules, these columns show performance at the maximum level as performance as of June 30, 2025 exceeded target.

(4)
Service-based restricted stock units granted on August 9, 2022 vest ratably over three years on the anniversary of the grant date, commencing on August 9, 2023.

(5)
The vesting of performance stock units granted on August 8, 2023 depends upon attainment of performance metrics over the three-year measurement period ending June 30, 2026. In accordance with SEC rules, the number of unearned shares included above is based on the actual performance results for the truncated performance period ended June 30, 2025 and assumes payout at the threshold level.

(6)
Service-based restricted stock units granted on August 8, 2023 vest ratably over three years on the anniversary of the grant date, commencing on August 8, 2024.

(7)
The vesting of performance stock units granted on August 7, 2024 depends upon attainment of performance metrics over the three-year measurement period ending June 30, 2027. In accordance with SEC rules, the number of unearned shares included above is based on the actual performance results for the truncated performance period ended June 30, 2025 and assumes payout at the threshold level.

(8)
Service-based restricted stock units granted on August 7, 2024 vest ratably over three years on the anniversary of the grant date, commencing on August 7, 2025.

(9)
Mr. Kathwari was granted 126,000 shares of stock units between 1997 and 2002, for which payment has been deferred until termination of his employment.

(10)
Ms. Plaisted did not have any equity awards outstanding at June 30, 2025.

(11)
Effective November 14, 2024, Ms. Thompson departed from the Company therefore any previously granted equity awards have been forfeited as of June 30, 2025.

Option Exercises and Stock Vested
The following table sets forth information regarding the number and value of stock options exercised and stock awards vested for each NEO during fiscal 2025.
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
M. Farooq Kathwari	—	—	77,184	$2,418,971
Matthew J. McNulty	—	—	2,220	$66,734
Amy Phillips	—	—	2,728	$81,957
Douglas H. Diefenbach	666	$653	500	$14,855
Rebecca Thompson	—	—	250	$7,428
Nonqualified Deferred Compensation
The Company maintains the following nonqualified deferred compensation plans for Mr. Kathwari:
Dividend Book account. Holds dividends and accrued interest payable from a restricted stock book account established pursuant to his previous employment agreements. As of each dividend record date for the common stock occurring on or after the date of any grant made pursuant to his previous employment agreements, of shares of restricted stock, but prior to the date such shares became vested or forfeited, an account established by the Company for the benefit of Mr. Kathwari was credited with an amount equal to the dividends which would have otherwise been paid with respect to the shares. Previous amounts credited to the account earn interest at the rate of 5% per year until distribution. Mr. Kathwari is fully vested in all amounts credited to the account, which will be distributed to him in cash as soon as practicable after the termination of his employment.
Retirement Contract account. Entitles Mr. Kathwari to a maximum payment of $225,000 under an agreement dated September 26, 1983. Such payment has been deferred until the month in which his employment with the Company terminates and shall be paid in 120 monthly installments. In the event Mr. Kathwari dies before receiving all retirement payments, Mr. Kathwari’s widow shall be entitled to reduced retirement payments equal to one-half of the retirement payment amount until the earlier to occur of (a) their death or (b) the cumulative payment of 120 monthly payments to Mr. Kathwari and/or his widow.
Stock Unit account. Holds 126,000 stock units issued in connection with Mr. Kathwari’s 1997 employment agreement and for which payment has been deferred until termination of employment. Dividends are paid in cash to Mr. Kathwari on these stock units.
Name	Executive Contributions In FY 2025	Company Contributions In FY 2025 (1)	Aggregate Earnings In FY 2025 (1)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 6/30/2025 (FYE) (3)
M. Farooq Kathwari
Dividend Book	$—	$—	$43,509	$—	$885,632
Retirement Contract	$—	$—	$—	$—	$225,000
Stock Unit	$—	$—	$246,960	$(246,960)	$3,509,100

(1)
None of the Company contributions and aggregate earnings during fiscal 2025 are included in the Summary Compensation Table.

(2)
The Dividend Book account earned 5% interest during fiscal 2025. The Stock Unit account paid a total of $1.96 per share in regular quarterly and special cash dividends on the 126,000 stock units held in the account.

(3)
The Aggregate Balance of $225,000 with respect to the Retirement Contract account reflects the total payments due upon Mr. Kathwari’s separation from service. The deferred account balances are distributed in full upon separation of employment, except for retirement contract amount, which is to be paid over 120 months. The Aggregate Balance of $3,509,100 with respect to the Stock Unit account is based on the closing price of Company common stock of $27.85 at June 30, 2025.

Potential Payments upon Termination or Change in Control
We maintained a change in control provision with the CEO as set forth in his employment agreement. We also have change in control provisions with each NEO as set forth in the Company’s Change in Control Severance Plan and within their respective equity agreements.
The Company’s plans generally provide that a change in control may occur upon (i) any liquidation or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger, or (iii) any person becoming a beneficial owner of more than 50% of the then outstanding voting stock of the Company or Ethan Allen Global, Inc., or (iv) the Company’s incumbent directors ceasing to constitute at least a majority of the Board of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.
For any benefits to be earned, a change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a “double trigger”). The plan does not provide tax gross ups. Payments and benefits to the executive will be reduced to the extent necessary to result in the executive’s retaining a larger after-tax amount, considering the income, excise and other taxes imposed on the payments and benefits. The plans or agreements include non-solicitation, non-disparagement and confidentiality provisions and waivers of customary claims. Potential payments under the plans and agreements are reflected in the table that follows under “Potential Payments upon Termination or Change in Control.” The treatment of benefits under each plan or agreement on termination or change in control is detailed in the footnotes to the table.
A termination of employment is a requirement for the acceleration of stock option grants, performance-based stock units and service-based restricted stock unit awards upon a change in control. Under the Company’s Stock Incentive Plan, the Compensation Committee, may, in its discretion, notwithstanding the grant or award agreement, upon termination without cause, fully vest any and all performance-based or service-based restricted stock unit awards or stock option grants. Mr. Kathwari’s performance-based and restricted stock unit awards are governed by his employment agreement and no assumption is made regarding Compensation Committee action fully vesting those awards. The amounts shown below assume the Compensation Committee fully vested any and all performance-based and restricted stock unit awards and stock option grants under the Stock Incentive Plan. If Mr. Kathwari’s employment is terminated for any reason, including death, disability or change in control, the value of nonqualified deferred compensation plan accounts would become immediately payable in accordance with the term of those agreements. See “Nonqualified Deferred Compensation” table for more information on those plans. For purposes of better understanding the foregoing, certain terms are summarized below:
•
Generally, a “change in control” means (i) any liquidation or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, (ii) any merger, (iii) any person becoming a beneficial owner of more than 50% of the then-outstanding voting stock of the Company or Ethan Allen Global, Inc., (iv) the Company’s incumbent directors ceasing to constitute at least a majority of the Board of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.

•
Generally, and with respect to Mr. Kathwari, “good reason” means and shall be deemed to exist if, without Mr. Kathwari’s consent: (a) he is assigned any duties or responsibilities materially inconsistent with his titles or positions; (b) his duties, responsibilities or effective authority is reduced; (c) he is not appointed to, or is removed from, his offices or positions (including as a director and Chairman of the Board and of Ethan Allen Global, Inc.; (d) the Company breaches any material term or provision of Mr. Kathwari’s Employment Agreement or fails to have the agreement assumed by a successor; (e) his compensation is decreased; (f) his office location is changed more than 50 miles from its location in Danbury, Connecticut; (g) the Company attempts to terminate his employment for cause when cause does not exist; or (h) a change in control occurs (under certain conditions).

•
Generally, “cause” means (a) the conviction of a felony or (b) gross neglect or gross misconduct resulting, in either case, in material economic harm to the Company, a subsidiary and/or affiliate in carrying out his duties that remains uncured.

The amount of compensation which would have been payable to the NEOs upon termination of employment, assuming a June 30, 2025 termination date, and for purposes of the last column, a change in control as of the same date, is listed in the following table.

	Termination With Cause	Voluntary Termination/ Retirement	Termination Without Cause	Death or Disability	Change in Control (11)
M. Farooq Kathwari
Salary (1)	$—	$—	$2,300,000	$1,150,000	$2,300,000
Bonus (2)	—	—	2,000,000	—	2,000,000
Life and disability payments (3)	—	—	31,488	15,744	15,744
Restricted stock units (4)	—	—	—	—	709,395
Performance stock units (5)	—	5,864,653	5,864,653	5,864,653	4,471,206
Health and welfare payments (6)	—	35,388	35,388	—	35,388
Matthew J. McNulty
Salary (7)	$—	$—	$—	$—	$410,000
Bonus (8)	—	—	—	—	74,363
Restricted stock units (4)	—	—	—	—	183,448
Performance stock units (9)(10)	—	—	—	407,390	310,862
Amy Phillips
Salary (7)	$—	$—	$—	$—	$500,000
Bonus (8)	—	—	—	—	117,771
Restricted stock units (4)	—	—	—	—	224,304
Performance stock units (9)(10)	—	—	—	579,586	442,314
Douglas H. Diefenbach
Salary (7)	$—	$—	$—	$—	$316,000
Bonus (8)	—	—	—	—	32,000
Restricted stock units (4)	—	—	—	—	13,925
Performance stock units (9)(10)	—	—	—	—	—
Catherine A. Plaisted
Salary (7)	$—	$—	$—	$—	$286,000
Bonus (8)	—	—	—	—	31,000
Restricted stock units (4)	—	—	—	—	—
Performance stock units (9)(10)	—	—	—	—	—

(1)
Under the Employment Agreement, if Mr. Kathwari’s employment is terminated other than for cause, voluntary termination, or retirement, he is entitled to salary continuation for a period of 24 months from and after the date of termination, or in the event of death or disability, a period of 12 months. The amount disclosed is the total undiscounted amount of future salary payments.

(2)
Under the Employment Agreement, if Mr. Kathwari’s employment is terminated other than for cause, voluntary termination, or retirement, he would receive a prorated bonus entitlement from the beginning of the fiscal year through the termination date. If Mr. Kathwari’s employment is terminated by the Company without cause or by Mr. Kathwari for good reason (as defined in the Employment Agreement), he would be entitled to a lump sum payment, within 75 days following termination of employment, equal to the lesser of (i) the sum of his two (2) largest annual bonuses or (ii) $2.0 million.

(3)
Under the Employment Agreement, if Mr. Kathwari’s employment is terminated without cause, the Company would continue to pay life and disability insurance payments for 24 months from and after the date of termination, or in the event of disability, or change in control, for 12 months. The amount disclosed is the total undiscounted amount of future life and disability insurance payments.

(4)
Amounts calculated by multiplying the number of unvested restricted stock outstanding by the closing market price of $27.85 at June 30, 2025. This value reflects what would have been recognized upon immediate vesting due to a change in control. For additional information on all outstanding restricted stock unit awards, including those that are unvested as of June 30, 2025, see the “Outstanding Equity Awards at Fiscal Year-End” table.

(5)
If Mr. Kathwari is terminated due to retirement, death, disability, or without cause, all performance shares would remain outstanding and be subject to vesting and earning in accordance with the Employment Agreement. If Mr. Kathwari’s employment is terminated due to the event of a change in control, all performance stock unit grants outstanding on the date of termination shall fully vest at the target level. The closing market price of $27.85 at June 30, 2025 was used to value the shares.

(6)
If Mr. Kathwari’s employment is terminated due to retirement, without cause, or change in control, he is entitled to health and welfare benefits for a period of 24 months following the termination of his employment. The Company’s estimated cost for medical and dental insurance was used to value the benefit.

(7)
The Change in Control Severance Plan for officers of the Company other than Mr. Kathwari provides for a lump sum payment equivalent to 12 months’ salary in the event of a change in control.

(8)
The Change in Control Severance Plan for officers of the Company other than Mr. Kathwari provides for a lump sum payment equivalent to the average bonus earned during the past three fiscal years in the event of a change in control.

(9)
If the NEO’s employment is terminated due to death or disability, all performance stock unit grants outstanding on the date of termination shall remain outstanding and be subject to vesting and earning in accordance with the applicable performance stock unit agreement.

(10)
If the NEO’s employment is terminated due to change in control, all performance stock unit grants outstanding on the date of termination shall fully vest at the target level as of the date of termination. The closing market price of $27.85 at June 30, 2025 was used to value the shares.

(11)
Amounts reflect termination by the Company without cause, or resignation by executive with good reason, in connection with a Change in Control.

PAY RATIO DISCLOSURE
For fiscal 2025, our last completed fiscal year, the annual total compensation of our CEO was $3,833,334 and the median annual total compensation of all employees of our Company, other than our CEO, was $41,578. Based on this information, for fiscal 2025, the ratio of the annual total compensation of our CEO to the median of the annual compensation of all employees, excluding our CEO, was 92 to 1, an increase from 81 to 1 a year ago as the Company’s median annual total compensation for all employees increased by 5.1% while our CEO’s annual total compensation increased by 19.4%.
For purposes of the above disclosure, we identified our median employee as of June 15, 2025, pursuant to SEC executive compensation disclosure rules. The SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee population and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio that we have reported. To identify, and to determine the annual total compensation of, the median employee, we used the following methodology and assumptions for fiscal 2025:
•
We used total compensation, which includes base pay, bonus, commission, overtime, 401(k) company match, profit sharing, equity awards, and other compensation, as applicable, for all of our U.S. employees, excluding our CEO, and all of our employees located in Canada, Mexico and Honduras who were employed by us as of June 15, 2025, as our consistently applied compensation measure (“CACM”).

•
We annualized compensation for newly hired employees who were hired between July 1, 2024 and June 15, 2025. However, we did not annualize compensation for employees who were rehired or furloughed during such period (or were temporary or seasonal positions) and did not make full-time equivalent adjustments for any part-time employees.

•
We applied the U.S. dollar exchange rate as of June 15, 2025 to the compensation elements paid in Canadian dollar, Mexican peso, and Honduran lempira.

•
We did not utilize the de minimis exception for employees in other countries, statistical sampling or other similar methods, or any cost-of-living adjustment in calculating the pay ratio.

Applying the CACM, we identified one employee as the median employee. After identifying the median employee, we calculated annual total compensation for the median employee using the same methodology we used for determining total compensation for our NEOs as disclosed earlier in the Summary Compensation Table.

PAY VERSUS PERFORMANCE
Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the Pay Versus Performance Table (as set forth below) is required to include “Compensation Actually Paid,” as calculated per SEC disclosure rules, to the Company’s CEO and non-CEO NEOs, as noted below. “Compensation Actually Paid” represents a new required calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, the NEO’s realized or earned compensation, as well as from the way in which the Compensation Committee views annual compensation decisions, as discussed in the Compensation Discussion and Analysis. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to performance-based and service-based restricted unit awards and stock options, which remain subject to forfeiture if the vesting conditions are not satisfied.
Performance Measures
The following is a list of financial performance measures, which in the Company’s assessment, represent the most important financial performance measures used by the Company to link compensation actually paid for the NEOs to Company performance during fiscal 2025. These metrics are further detailed under our annual non-equity and long-term equity incentive compensation programs in the CD&A.
• Net Sales and Sales Growth	• Adjusted Operating Income
• Return on Equity	• Total Shareholder Return
Pay Versus Performance Table
Year	Summary Compensation Table Total for CEO (1)(2)	Compensation Actually Paid to CEO (1)	Average Summary Compensation Table Total for Non-CEO NEOs (1)(2)	Average Compensation Actually Paid to Non-CEO NEOs (1)	Value of Initial Fixed $100 Investment Based On:
					Total Shareholder Return (3)	Peer Group Total Shareholder Return (4)	Net Income ($000) (5)	Net Sales ($000) (6)
2025	$3,833,334	$2,846,642	$523,838	$458,720	$235	$133	$51,596	$614,649
2024	$3,209,468	$2,185,512	$601,459	$554,022	$236	$105	$63,816	$646,221
2023	$4,209,298	$6,434,816	$473,754	$474,252	$239	$113	$105,807	$791,382
2022	$4,075,599	$3,616,585	$435,671	$300,184	$171	$117	$103,280	$817,762
2021	$3,780,814	$5,866,473	$567,388	$723,881	$233	$163	$60,005	$685,169

(1)
The CEO and all other NEOs for the applicable fiscal years were as follows:

•
FY 2025: M. Farooq Kathwari served as the Company’s CEO for the entirety of FY 2025 and the Company’s other NEOs were: Matthew J. McNulty, Amy Phillips, Douglas H. Diefenbach, Catherine A. Plaisted and Rebecca Thompson.

•
FY 2024: M. Farooq Kathwari served as the Company’s CEO for the entirety of FY 2024 and the Company’s other NEOs were: Matthew J. McNulty, Amy Phillips and Rebecca Thompson.

•
FY 2023: M. Farooq Kathwari served as the Company’s CEO for the entirety of FY 2023 and the Company’s other NEOs were: Matthew J. McNulty, Amy Phillips, Ashley Fothergill and Eric D. Koster.

•
FY 2022: M. Farooq Kathwari served as the Company’s CEO for the entirety of FY 2022 and the Company’s other NEOs were: Matthew J. McNulty, Amy Phillips, Ashley Fothergill, Eric D. Koster and Corey Whitely.

•
FY 2021: M. Farooq Kathwari served as the Company’s CEO for the entirety of FY 2021 and the Company’s other NEOs were: Corey Whitely, Rodney Hutton, Daniel Grow, Eric D. Koster and Clifford Thorn.

(2)
Amounts reflect the total compensation for our NEOs, as reported in the Summary Compensation Table. With respect to the Non-CEO NEOs, amounts shown represent averages.

(3)
The amounts in this column assume the investment of $100 on June 30, 2020, in the Company’s common stock and the reinvestment of all dividends since that date.

(4)
The amounts in this column assume the investment of $100 on June 30, 2020, in the Dow Jones U.S. Furnishings Index and the reinvestment of all dividends since that date.

(5)
Amounts reflect Ethan Allen’s net income as reported in the Company’s audited consolidated financial statements for each applicable year.

(6)
While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, net sales is the financial performance measure that, in Ethan Allen’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to the CEO and NEOs, for the most recently completed fiscal year, to Company performance. Net sales continue to be viewed by the Company as a core driver of its performance and stockholder value creation and is measured on a GAAP basis and does not reflect any adjustments. Furthermore, net sales is used in the Company’s executive compensation program.

Adjustments to Compensation Actually Paid
The following tables detail adjustments to the Summary Compensation Table to determine “Compensation Actually Paid” for the CEO and the average “Compensation Actually Paid” for Non-CEO NEOs. The amounts do not reflect actual compensation earned or paid to our CEO and non-CEO NEOs during each applicable year.
CEO Summary Compensation Table Total to Compensation Actually Paid:
		Adjustments Related to Equity Awards
		Deductions	Additions
Year	Summary Compensation Table Total for CEO (1)	Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year (2)	Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year (3)	Increase/ (Decrease) in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years (3)	Increase/ (Decrease) in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year (3)	Increase/ (Decrease) in Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year (3)	Equals Compensation Actually Paid to CEO
2025	$3,833,334	$(1,517,988)	$1,044,063	$(350,240)	$89,958	$(252,486)	$2,846,642
2024	$3,209,468	$(1,518,009)	$1,003,987	$(330,646)	$76,231	$(255,520)	$2,185,512
2023	$4,209,298	$(1,518,005)	$2,055,387	$806,373	$881,763	$—	$6,434,816
2022	$4,075,599	$(1,115,010)	$1,125,985	$(342,453)	$(127,535)	$—	$3,616,585
2021	$3,780,814	$(809,290)	$2,164,188	$344,575	$386,186	$—	$5,866,473
Average Non-CEO NEOs Compensation Table Total to Compensation Actually Paid:
		Adjustments Related to Equity Awards
		Deductions	Additions
Year	Average Summary Compensation Table Total for Non-CEO NEOs (1)	Average Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year (2)	Average Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year (3)	Average Increase/ (Decrease) in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years (3)
Average
Increase/ (Decrease)
in Fair Value as of
Vesting Date of Stock
Option and Stock
Awards Granted in
Prior Fiscal Years for
which Applicable
Vesting Conditions
Were Satisfied During
Fiscal Year (3)

Average
Increase/ (Decrease)
in Fair Value as of
Prior Fiscal Year-End
of Stock Option and
Stock Awards Granted
in Prior Fiscal Years
that Failed to Meet
Applicable Vesting
Conditions During
Fiscal Year (3)
							Equals Average Compensation Actually Paid to Non-CEO NEOs
2025	$523,838	$(118,403)	$97,541	$(12,209)	$5,372	$(37,420)	$458,720
2024	$601,459	$(144,838)	$102,529	$(10,735)	$5,607	$—	$554,022
2023	$473,754	$(74,040)	$64,602	$12,309	$2,861	$(5,234)	$474,252
2022	$435,671	$(57,829)	$26,976	$(498)	$(359)	$(103,778)	$300,184
2021	$567,388	$(75,408)	$200,794	$17,481	$15,089	$(1,463)	$723,881

(1)
Amounts reflect the total compensation for our NEOs, as reported in the Summary Compensation Table. With respect to the Non-CEO NEOs, amounts shown represent averages.

(2)
Amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. With respect to the Non-CEO NEOs, amounts shown represent averages.

(3)
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards were re-measured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the tables above. For PSUs with a TSR metric, the fair values as of each measurement date (prior to the end of the performance period) were determined using a Monte Carlo simulation pricing model, with assumptions and methodologies that are consistent with those used to estimate fair value at grant date under U.S. GAAP. For PSUs with net sales and return on equity metrics, the fair values reflect the probable outcome of the performance vesting conditions as of each measurement date.

Pay Versus Performance Table Discussion and Analysis
The following charts show the relationship between Compensation Actually Paid (“CAP”) to our CEO and Average Compensation Actually Paid to our Non-CEO NEOs, and Ethan Allen’s TSR, Net Sales, and Net Income, as well as the relationship between Ethan Allen’s TSR and the TSR of our peer group.
TSR: Company versus Peer Group and Compensation Actually Paid. As shown in the chart below, our five-year cumulative TSR for the period of fiscal 2021 through fiscal 2025 has consistently and significantly outperformed the five-year cumulative TSR for companies included in our peer group. Our NEO long-term incentive compensation program includes TSR as a performance metric. The Compensation Committee selected TSR to add a measure of performance of the Company in comparison to its peer group. As this chart demonstrates, the CAP for our CEO and non-CEO NEOs were generally aligned with our TSR during the applicable period.
Compensation Actually Paid versus Net Sales. Net Sales was chosen as the Company Selected Measure because it is important in measuring the overall financial health of the Company and is also a prominent metric in our annual non-equity incentive and long-term equity incentive compensation programs. The Compensation Committee selected net sales as a broad indicator of attaining strategic objectives and a core driver of the Company’s performance. Net Sales is measured on a GAAP basis and does not reflect any adjustments. Refer to the section titled “Compensation Discussion and Analysis” for further information on the Company’s executive compensation programs. The variation in CAP compared to Net Sales was driven primarily by the vesting levels of our performance-based equity awards which are measured over a three-year period. Lower fiscal 2025 CAP was more aligned with lower Net Sales when compared to fiscal years 2021 through 2023.

Compensation Actually Paid versus Net Income. Net Income is not a direct component of our annual non-equity and long-term equity incentive compensation programs; however, it is correlated with other components of our annual non-equity incentive and long-term equity incentive compensation programs, such as our adjusted operating income and return on equity metric. Net Income is measured on a GAAP basis and does not reflect any adjustments. Refer to the section titled “Compensation Discussion and Analysis” for further information on the Company’s executive compensation programs. Similar to Net Sales, the variation in CAP compared to Net Income during fiscal years 2022 and 2025 was driven by the vesting levels of our performance-based equity awards which are measured over a three-year period. Lower fiscal 2025 CAP was more aligned with lower Net Income when compared to fiscal years 2021 through 2023.

SECURITY OWNERSHIP
Security Ownership of Directors and Executive Officers
The following table represents the number of shares of the Company’s common stock reported to Ethan Allen as beneficially owned by each of the Company’s directors and NEOs as of September 12, 2025, and by all directors and executive officers as a group as of that date, including shares of the Company’s common stock that they have a right to acquire within 60 days after September 12, 2025, by the exercise of stock options or vesting of restricted stock units.
As of September 12, 2025, M. Farooq Kathwari beneficially owned 9.4% of the total number of outstanding shares and no other director or NEO beneficially owned 1% or more of the total number of outstanding shares. The directors and executive officers as a group beneficially owned 9.9% of the total number of outstanding shares as of September 12, 2025. Each person has sole voting and investment power for the number of shares shown unless otherwise noted.
Name of Beneficial Owners	Shares Owned Directly or Indirectly (#)	Shares Individuals Have Rights to Acquire within 60 Days (#)	Total Shares Beneficially Owned (#)
M. Farooq Kathwari (1)	2,398,944	—	2,398,944
John J. Dooner, Jr.	11,100	33,507	44,607
Tara I. Stacom	6,300	33,507	39,807
Maria Eugenia Casar	—	7,015	7,015
David M. Sable	—	7,015	7,015
Cynthia Ekberg Tsai	—	7,015	7,015
Amy Phillips	7,897	—	7,897
Matthew J. McNulty	6,939	—	6,939
Douglas H. Diefenbach	5,933	—	5,933
Catherine A. Plaisted	—	—	—
All Directors and Executive Officers as a Group (10 persons)	2,437,113	88,059	2,525,172

(1)
Includes 1,613,652 shares owned directly by M. Farooq Kathwari, 106,964 shares owned indirectly, 8,552 shares held in the Ethan Allen Retirement Savings Plan, 543,776 shares held indirectly within The Irfan Kathwari Foundation and 126,000 stock units issued in connection with Mr. Kathwari’s 1997 employment agreement and for which payment has been deferred until termination of employment. The 543,776 shares of Ethan Allen common stock held by The Irfan Kathwari Foundation are deemed to be beneficially owned by Mr. Kathwari, but over which he has no reportable pecuniary interest.

Security Ownership of Principal Stockholders
The following table provides information about entities that beneficially owned more than 5% of the Company’s common stock as of September 12, 2025, according to reports filed with the SEC. There were 25,446,339 shares of the Company’s common stock outstanding as of September 12, 2025.
Name of Beneficial Owner		Amount and Nature of Beneficial Ownership	Common Stock Percentage Ownership
BlackRock, Inc.	(1)	3,435,857	13.5%
Dimensional Fund Advisors LP	(2)	1,784,135	7.0%
The Vanguard Group	(3)	1,615,250	6.3%

(1)
Based on Schedule 13G/A filed with the SEC on July 18, 2025, in which BlackRock, Inc., a parent holding company, reported that, as of June 30, 2025, it had sole voting power over 3,435,857 shares of common stock and sole dispositive power over 3,488,277 shares of common stock. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.

(2)
Based on Schedule 13G/A filed with the SEC on April 15, 2025, in which Dimensional Fund Advisors LP, an investment adviser, reported that, as of March 31, 2025, it had sole voting power over 1,742,858 shares of common stock and sole dispositive power over 1,784,135 shares of common stock. Dimensional Funds’ address is 6300 Bee Cave Road, Building One, Austin, TX, 78746.

(3)
Based on Schedule 13G/A filed with the SEC on February 13, 2024, in which The Vanguard Group, an investment adviser, reported that, as of December 29, 2023, it had shared voting power over 14,744 shares of common stock, sole dispositive power over 1,580,416 shares of common stock and shared dispositive power over 34,834 shares of common stock. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee evaluates and selects our independent auditor each year and has selected CohnReznick LLP (“CohnReznick”), as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026. CohnReznick has served in this role since 2022.
Independence of CohnReznick. In order to ensure continued auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. The Audit Committee concluded that many factors contribute to the continued support of CohnReznick’s independence, such as oversight by the Public Company Accounting Oversight Board (“PCAOB”) through the establishment of audit, quality, ethics, and independence standards in addition to conducting audit inspections; the mandating of reports on internal control over financial reporting; PCAOB requirements for audit partner rotation; and limitations imposed by regulation and by the Audit Committee on non-audit services provided by CohnReznick. Under the auditor independence rules, CohnReznick reviews its independence each year and delivers to the Audit Committee a letter addressing matters prescribed under those rules. The Audit Committee discussed with CohnReznick any relationships that may impact the firm’s objectivity and independence and satisfied itself as to the firm’s independence.
Reasons for Reappointment of CohnReznick. In executing its responsibilities, the Audit Committee reviews the professional qualifications, performance, and independence of its registered public accounting firm and the primary engagement team that would serve the Company annually. In conducting its review, the Audit Committee considered, among other things: information relating to audit effectiveness; the depth and expertise of the audit team, including their demonstrated understanding of the Company’s businesses, significant accounting practices, and system of internal control over financial reporting; the quality and candor of CohnReznick’s communications with the Audit Committee and management; the accessibility, responsiveness, technical competence, and professionalism of the lead audit partner and other members of the audit team assigned to our account; CohnReznick’s tenure, institutional knowledge and deep expertise as our independent auditor; the impact to the Company of changing auditors; the appropriateness of CohnReznick’s fees and its ability to achieve a long-term competitive fee structure; and CohnReznick’s ability to employ professional skepticism, objectivity, integrity, and trustworthiness. As a result of its evaluation, the Audit Committee believes that the continued retention of CohnReznick to serve as the Company’s independent registered public accounting firm for the year ending June 30, 2026 is in the best interests of the Company and its stockholders.
Regular Rotation of Primary Engagement Partner. In accordance with SEC rules and CohnReznick policies, the firm’s lead engagement partner rotates every five years. CohnReznick’s lead partner for our audit began in 2022. The Audit Committee is involved in considering the selection of CohnReznick’s primary engagement partner when there is a rotation, which is typically every five years.
Why We are Asking Stockholders to Ratify our Selection of CohnReznick. Although ratification is not required by our By-Laws, the Board is submitting the appointment of CohnReznick to you for ratification as a matter of good corporate governance, upon the selection and recommendation of the Audit Committee. If the Audit Committee’s appointment is not ratified, the Audit Committee will reconsider the appointment, if appropriate. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our stockholders.
CohnReznick Expected to Attend Annual Meeting. A representative of CohnReznick will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. CohnReznick will also be available to respond to appropriate questions. We are asking you to ratify the Audit Committee’s appointment of CohnReznick as our independent registered public accounting firm.
The Board unanimously recommends a vote FOR the ratification of the appointment of CohnReznick as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026.

Audit Fees
The following table represents the aggregate professional fees paid to CohnReznick, our independent registered public accounting firm, for services rendered during fiscal 2025 and 2024.
	2025	2024
Audit fees (1)	$1,023,421	$945,330

(1)
Represents the aggregate fees for professional services rendered for the integrated audit of the Company’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports on Form 10-Q and for statutory audits.

There were no audit-related, tax or other fees paid to CohnReznick during the fiscal years noted above.
Audit and Non-Audit Engagement Pre-Approval Policy
The Audit Committee has established a policy whereby all audit and non-audit engagements proposed to be performed by the independent registered public accounting firm must be specifically approved in advance by the Chair of the Audit Committee or, in the case that any such engagement is more than $10,000 or otherwise in the Chair’s discretion for amounts below $10,000, by the full Audit Committee. Additionally, the Company’s policy is that engagements pre-approved by the Chair are made known to the full Audit Committee at its next scheduled meeting.
AUDIT COMMITTEE REPORT
The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, the system of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company’s financial statements. However, management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm, CohnReznick, has the primary responsibility to independently audit the Company’s financial statements and its internal controls in accordance with the auditing standards of the PCAOB. The duties of the Audit Committee include, but are not limited to:
•
appointing, replacing, compensating, overseeing, and reviewing the performance of the Company’s independent registered public accounting firm;

•
assessing the scope and structure of the Company’s internal audit function;

•
reviewing the scope of audits to be conducted by the independent registered public accounting firm, as well as the results thereof;

•
pre-approving audit and permitted non-audit- services provided to the Company by the independent registered public accounting firm; and

•
reviewing with management and the independent registered public accounting firm the Company’s quarterly financial filings prior to the filing of its Quarterly Reports on Form 10-Q and the annual audited financial statements prior to the filing of its Annual Report on Form 10-K.

In accordance with SEC regulations, the Audit Committee has approved an Audit Committee charter describing the responsibilities of the Audit Committee. The Board has concluded that each member of the Audit Committee is independent within the meaning of the SEC and NYSE rules and regulations, including the additional independence requirements applicable to audit committee members. The Board has determined that all Audit Committee members, as required by the SEC and NYSE rules and regulations, are financially literate with accounting or related finance management expertise. The Board has determined that Cynthia Ekberg Tsai (Chair), Maria Eugenia Casar, John J. Dooner, Jr., David M. Sable and Tara I. Stacom each qualify as an “audit committee financial expert” as defined under Item 407(d)(5)(ii) of Regulation S-K.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed, with management and CohnReznick, the audited financial statements contained within the 2025 Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures contained in those financial statements. In addition, the Audit Committee reviewed with management and CohnReznick, the Company’s independent registered public accounting firm, the results of management’s assessment of the effectiveness of the Company’s system of internal control over financial reporting as of June 30, 2025 and CohnReznick’s audit of internal control over financial reporting as of June 30, 2025.
The Audit Committee also reviewed with CohnReznick such other matters as are required to be discussed under applicable auditing standards of the PCAOB. The Audit Committee has received and reviewed with CohnReznick the written disclosures and letter regarding their independence required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with CohnReznick its independence from management and the Company and considered whether the non-audit services provided by CohnReznick to the Company are compatible with maintaining CohnReznick’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee approved the audited financial statements for the year ended June 30, 2025 and are included in the 2025 Annual Report on Form 10-K. The Audit Committee has selected CohnReznick as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026 and has asked the stockholders to ratify the selection.
CYNTHIA EKBERG TSAI (CHAIR)
MARIA EUGENIA CASAR
JOHN J. DOONER, JR.
DAVID M. SABLE
TARA l. STACOM
The Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

INSTRUCTIONS FOR VIRTUAL MEETING PARTICIPATION
To participate in the Annual Meeting, visit http://www.virtualshareholdermeeting.com/ETH2025 and enter the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the Annual Meeting. You may log into the Annual Meeting platform beginning at 10:45 A.M. Eastern Time on November 5, 2025. The Annual Meeting will begin promptly at 11:00 A.M. Eastern Time on November 5, 2025.
The virtual meeting platform is fully supported across browsers and devices (desktops, laptops, tablets, and smart phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
If you wish to submit a question, you may do so during the Annual Meeting at http://www.virtualshareholdermeeting.com/ETH2025. Questions pertinent to Annual Meeting matters will be recognized and answered during the Annual Meeting, subject to time constraints. Questions will be read at the Annual Meeting by one of the Company’s representatives. Questions and answers may be grouped by topic and substantially similar questions may be answered once. To promote fairness and efficient use of resources, only one question may be asked per stockholder. Questions will be limited to topics relevant to the Company’s business. For example, personal matters are not appropriate topics. In addition, statements of advocacy that are not questions or do not relate to the Company’s business will not be addressed. Further detailed guidelines regarding submitting written questions during the Annual Meeting will be made available at http://www.virtualshareholdermeeting.com/ETH2025. Appropriate questions pertinent to Annual Meeting matters that cannot be answered during the meeting due to time constraints will be posted and answered online at https://ir.ethanallen.com and be available as soon as practicable after the Annual Meeting.
If you encounter any technical difficulties accessing the virtual meeting platform during the check-in process or during the Annual Meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND VOTING
Q:
What is the purpose of the Annual Meeting?

A:
This Proxy Statement and the accompanying proxy or voting instruction card is furnished in connection with the solicitation by the Board, of proxies for use at the Annual Meeting to be held on Wednesday, November 5, 2025 at 11:00 A.M. Eastern Time, or any adjournment thereof. The Notice, this Proxy Statement and our 2025 Annual Report are first being made available to stockholders on September 26, 2025.

We will hold the Annual Meeting to enable stockholders to vote on the following matters:
Proposal 1.
to elect six director nominees identified in this Proxy Statement to serve until the 2026 Annual Meeting of Stockholders;

Proposal 2.
to approve, by a non-binding advisory vote, Named Executive Officer compensation as further described in this Proxy Statement;

Proposal 3.
to ratify the appointment of CohnReznick as our independent registered public accounting firm for the 2026 fiscal year; and

to transact such other business as may properly come before the Annual Meeting.
Stockholders will be asked to vote for nominees for all director seats on the Board as of the Annual Meeting. The term of office for directors elected at the Annual Meeting will continue until the 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until their earlier removal, resignation, or death. The nominees for election are: M. Farooq Kathwari, Maria Eugenia Casar, John J. Dooner, Jr., David M. Sable, Tara I. Stacom and Cynthia Ekberg Tsai.

Q:
How can I attend the Annual Meeting?

A:
The Annual Meeting will be conducted as a virtual-only meeting via the Internet. Only stockholders and certain other permitted attendees may attend the live webcast of our Annual Meeting. Stockholders may attend the virtual meeting and electronically submit questions during the meeting by visiting http://www.virtualshareholdermeeting.com/ETH2025. Stockholders will need the 16-digit control number included in the Notice, on the proxy card, or in the instructions that accompanied the proxy materials to enter the Annual Meeting. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the Annual Meeting. You may log into the virtual meeting platform beginning at 10:45 A.M. Eastern Time on November 5, 2025. The Annual Meeting will begin promptly at 11:00 A.M. Eastern Time on November 5, 2025. If you encounter any technical difficulties accessing the virtual meeting platform during the check-in process or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting site.

Q:
What is a proxy?

A:
A proxy is a document by which you authorize someone else to vote for you at a stockholder meeting in the way that you want to vote. That document is called a “proxy” or, if your shares are held in “street name” (i.e., through a bank, broker, or other nominee) and you give instructions to the record holder of your shares, is called a “voting instruction card.” You also may choose to abstain from voting.

If your shares are held in street name, to be admitted to the Annual Meeting, you may be required to obtain a legal proxy reflecting the number of shares of our Common Stock, par value $0.01 per share (“Common Stock”) you held as of September 12, 2025, the Record Date, and you must follow the instructions you receive from your broker, bank, or nominee for further instructions as well as those you receive via email after your successful registration.
Q:
How are proxies being solicited and who pays the related expenses?

A:
Proxies are being solicited principally by mail, by telephone and through the Internet. In addition to sending you these materials, some of our directors and officers, as well as management employees, may contact you by telephone, mail, email or in person. None of our officers or employees will receive any extra compensation for soliciting you. We may also pay to banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding proxy materials to their principals. You may also be solicited by means of news releases issued by the Company, postings on our website, www.ethanallen.com and print advertisements. We have not engaged a professional proxy solicitation firm. We will bear the cost of solicitation of proxies.

Q:
Who is entitled to vote?

A:
Only record holders of shares of our Common Stock at the close of business on the Record Date for the Annual Meeting are entitled to vote at the Annual Meeting. The Board has fixed the close of business on September 12, 2025 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had 25,446,339 shares of Common Stock outstanding. The holders of Common Stock as of the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each other matter to be voted on.

Q:
What is the difference between being a “record holder” and holding shares in “street name”?

A:
A record holder holds shares in their or its name. Shares held in street name are shares that are held in the name of a bank, broker, or other nominee on behalf of the person or entity.

Q:
How can I access the proxy materials on the Internet?

A:
In accordance with the rules of the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We instead sent stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials via the Internet and voting via the Internet or by telephone. The Notice was mailed on September 26, 2025. The Notice also provides information on how stockholders may obtain paper copies of our proxy materials if they choose.

The Notice provides you with instructions regarding how to:
•
view the proxy materials for the Annual Meeting on the Internet and execute a proxy; and

•
instruct us to send future proxy materials to you in printed form or electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q:
How do I receive a copy of the Annual Report?

A:
The 2025 Annual Report is being mailed with this Proxy Statement to those stockholders that received a copy of the proxy materials in the mail. For those stockholders that received the Notice, this Proxy Statement and our 2025 Annual Report are available at our website at https://ir.ethanallen.com. Additionally, and in accordance with SEC rules, you may access this Proxy Statement at www.proxyvote.com. Upon written request by any stockholder to Ethan Allen Interiors Inc., Attn: Corporate Secretary at 25 Lake Avenue Ext., Danbury, Connecticut 06811-5286, we will furnish, without charge, a copy of the 2025 Annual Report, including the financial statements and the related footnotes. The Company’s copying costs will be charged if exhibits to the 2025 Annual Report are requested. You can also obtain copies of our Form 10-K and any other reports we file with the SEC through the SEC’s website at www.sec.gov or on our website at https://ir.ethanallen.com.

Q:
How do I vote?

A:
If you are a stockholder, you can vote your shares in any of the following ways:

•
By Internet – You can submit a proxy over the Internet by logging on to www.proxyvote.com, entering your control number located on the proxy or voting instruction card and submitting a proxy by following the on-screen prompts. If you are a beneficial owner, and if the brokerage firm, bank, or other nominee that holds your shares offers Internet voting, you will receive instructions from the brokerage firm, bank, or other similar organization that you must follow in order to submit your proxy over the Internet.

•
By telephone – You can submit a proxy by telephone by calling the toll-free number 1-800-690-6903, entering your control number located on the proxy or voting instruction card and following the prompts. If you are a beneficial owner and if the brokerage firm, bank, or other similar organization that holds your shares offers telephone voting, you will receive instructions from the brokerage firm, bank, or other similar organization that you must follow in order to submit a proxy by telephone.

•
By mail – You can submit a proxy by completing, dating, signing, and returning your proxy in the postage paid envelope provided. You should sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney, or officer of a corporation), please indicate your name and title or capacity. If you are a beneficial owner, you have the right to direct your brokerage firm, bank, or other similar organization on how to vote your shares, and the brokerage firm, bank or other similar organization is required to vote your shares in accordance with your instructions. To provide instructions to your brokerage firm, bank, or other similar organization by mail, please complete, date, sign and return your voting instruction card in the postage paid envelope provided by your brokerage firm, bank, or other similar organization.

•
Virtually – You may vote over the Internet during the Annual Meeting at www.virtualshareholdermeeting.com/ETH2025 and using your 16-digit control number (included on the Notice, on your proxy card or in the instructions that accompanied your proxy materials).

Your vote is important. The Board urges you to submit a proxy for your shares as soon as possible by following the instructions provided on the enclosed proxy or voting instruction card you receive from your brokerage firm, bank, or other similar organization. Internet and telephone submission of proxies is available 24 hours a day, and, if you use one of those methods, you do not need to return a proxy or voting instruction card. Unless you are planning to vote virtually at the Annual Meeting, your proxy must be received by 11:59 p.m., Eastern Time, on November 4, 2025. Even if you submit your proxy or voting instructions by one of the methods listed above, you still may vote virtually at the Annual Meeting if you are the record holder of your shares. If you are a beneficial owner, you must obtain a “legal proxy” from the record holder in order to vote your shares at the Annual Meeting. Your vote at the Annual Meeting will constitute a revocation of your earlier proxy or voting instructions.
Q:
What happens if I do not provide instructions on how to vote or if other matters are presented for determination at the Annual Meeting?

A:
If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If your shares are held in your name (i.e., not in street name through a bank, broker, or other nominee) and if you sign your proxy card, but do not specify how you want your shares to be voted, the persons named as proxy holders on the proxy card will vote as the Board recommends.

As of the date of this Proxy Statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the proxy holders will vote as the Board recommends or, if no recommendation is given, in accordance with their best judgment.
Q:
How can I vote my shares of Common Stock that I own through the Ethan Allen Retirement Plan for employees?

A:
If you own your shares through the Ethan Allen Retirement Plan, you can direct the trustee to vote the shares held in your account in accordance with your instructions by returning the voting instruction card for your account or by registering your instructions over the Internet or by telephone as directed on the voting instruction card for your account. If you wish to instruct the trustee on the voting of shares held in your account, you should submit those instructions no later than 7:00 A.M., Eastern Time, on November 3, 2025. The trustee will vote shares for which no voting instructions were received on or before that date as directed by the plan fiduciary.
Q:
Can I change my vote after I have voted?

A:
Prior to the Annual Meeting, a later vote by any means will cancel any earlier vote. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should contact our Corporate Secretary at Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, Connecticut 06811-5286, and request a new proxy or voting instruction card. The last vote received before the Annual Meeting will be the one counted. You also may change your vote by voting virtually over the Internet at the Annual Meeting.

Q:
What does it mean if I get more than one proxy or voting instruction card?

A:
If you get more than one proxy or voting instruction card, it means that your shares are registered in more than one way. Sign and return all proxy or voting instruction cards or vote each group of shares by mail, telephone or over the Internet to ensure that all your shares are voted.

Q:
Who are the proxyholders named by the Board for the Annual Meeting?

A:
Matthew J. McNulty and Ginger Triscele were selected by the Board to serve as proxyholders for the Annual Meeting of stockholders voting on proxy or voting instruction cards. Each properly executed and returned proxy or voting instruction card will be voted by the proxyholders in accordance with the directions indicated thereon or, if no directions are indicated, in accordance with the recommendations of the Board.

Q:
Will my shares be voted if I do not provide my proxy?

A:
If you hold your shares directly in your own name, your shares will not be voted if you do not vote them or provide a proxy.

If your shares are held in the street name, under the NYSE rules, your broker may vote your shares on “routine” matters even if you do not provide a proxy. The only routine matter to be voted on at the Annual Meeting is the ratification of the appointment of our independent registered public accounting firm for the fiscal 2026 year. If a brokerage firm votes your shares on a routine matter in accordance with these rules, your shares will count as present at the Annual Meeting for purposes of establishing a quorum and will count as “FOR” votes or “AGAINST” votes, as the case may be, depending on how the broker votes. Your broker does not have discretionary authority to vote on “non-routine” matters without instructions from you, in which case a “broker non-vote” will occur and your shares will not be voted on these matters.
Q:
How many shares must be present to hold the Annual Meeting?

A:
In order for the Annual Meeting to be duly convened, one-third of the outstanding shares of Common Stock as of the Record Date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and shares held of record by a brokerage firm, bank or similar organization, or its nominee, pursuant to a signed proxy or voting instruction card that are voted on any matter are included in determining the number of shares present. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the Annual Meeting for quorum purposes.

Q:
What vote is needed to elect directors?

A:
At the Annual Meeting, directors will be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a director nominee’s election must exceed 50% of the number of votes cast with respect to the election of that nominee in order for the nominee to be elected. Our By-Laws provide that the Board shall not nominate for election any nominee who has not agreed to offer, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such offer to resign by the Board. If a nominee fails to receive the required number of votes for reelection, the Board (excluding the director in question) shall, within 90 days after certification of the election results, decide whether to accept such incumbent director’s offer to resign through a process overseen by the Corporate Governance, Nominations and Sustainability Committee (and excluding the director in question from all Board and committee deliberations). The Board, in making its determination, may consider any factors it deems relevant.

If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast and therefore will have NO EFFECT in determining whether the required majority vote has been attained.
Q:
Is there a list of stockholders entitled to vote at the Annual Meeting?

A:
The complete list of stockholders of record entitled to vote will be available for 10 days prior to the Annual Meeting, between the hours of 9:00 A.M. and 4:30 P.M. Eastern Time, at our principal executive offices at 25 Lake Avenue Ext., Danbury, Connecticut 06811-5286, by contacting the Corporate Secretary, telephone (203) 743-8000.

Q:
What vote is needed to approve the other proposals?

A:
At the Annual Meeting, the affirmative vote of a majority of the shares present and entitled to vote thereon is required to approve Proposal 2: the approval, by non-binding advisory vote, of executive compensation of the Company’s Named Executive Officers and Proposal 3: the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the 2026 fiscal year.

If you do not instruct your broker how to vote with respect to Proposal 2, your broker may not vote with respect to the proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian.
•
Proposal 2 – Abstentions will be counted as present for the purposes of a vote on Proposal 2, and therefore will count as a vote AGAINST Proposal 2. Broker non-votes will not be counted as present and will therefore have NO EFFECT on Proposal 2.

•
Proposal 3 – Abstentions will be counted as present for the purposes of a vote on Proposal 3, and therefore will count as a vote AGAINST Proposal 3. There will be no broker non-votes on Proposal 3, as any uninstructed shares may be voted in the broker’s discretion.

Approval of Proposal 2 regarding compensation of our Named Executive Officers is advisory and will not be binding on the Board or the Company. However, the Board will review the voting results of the proposal and take it into consideration when making future decisions regarding executive compensation.
Q:
How will the votes be tabulated?

A:
The inspectors of election appointed for the Annual Meeting will tabulate the votes cast at the Annual Meeting and will determine whether a quorum is present.

Q:
How do I revoke a proxy?

A:
Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt of a later vote by telephone, Internet, receipt by the Corporate Secretary or inspectors of election of either an instrument revoking the proxy or a duly executed proxy card bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting virtually over the Internet at the Annual Meeting.

If you hold your shares registered in your name, you may revoke your proxy by submitting a revised one at any time before the vote to which the proxy relates. You may also revoke it by submitting a ballot at the Annual Meeting.
If your shares are held in street name, there are special procedures that you must follow to revoke a proxy submitted via the Internet or by telephone or by marking, signing, and returning a voting instruction card.
•
Revoking your vote and submitting a new vote before the deadline of 11:59 p.m., Eastern Time, on November 4, 2025. You may revoke your proxy at any time and by any method before the deadline.

•
Revoking your vote and submitting a new vote after the deadline of 11:59 p.m., Eastern Time, on November 4, 2025. You must contact your brokerage firm, bank or other similar organization and follow its requirements. We cannot assure you that you will be able to revoke your proxy and vote your shares by any of the methods described above.

•
Revoking your vote and submitting a new vote by ballot at the Annual Meeting. You must contact your brokerage firm, bank or other similar organization and follow its requirements. We cannot assure you that you will be able to revoke your proxy or attend and vote at the Annual Meeting.

If you receive more than one proxy or voting instruction card on or about the same time, it generally means you hold shares registered in more than one account. In order to vote all of your shares, please sign and return each proxy or voting instruction card or, if you vote via the Internet or telephone, vote once for each proxy or voting instruction card you receive.
Q:
Where can I find the results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and announce final results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting.

Q:
What is householding?

A:
“Householding” allows companies and intermediaries (e.g., banks, brokers, or other nominees) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. We rely on “householding” to permit us to deliver only one set of proxy materials to multiple stockholders of record who share an address unless we receive contrary instructions from any stockholder at that address. This program eliminates duplicate mailings, reduces printing and postage costs, and uses fewer natural resources. Each stockholder retains a separate right to vote on all matters presented at the Annual Meeting. Once you have received notice from your bank, broker, or other nominee that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you receive a single set of proxy materials as a result of householding and, at any time, you wish to receive a separate set of proxy materials, free of charge, or if you wish to opt out of householding for future mailings, please mail your request to Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury CT 06811-5286, Attn: Corporate Secretary, or call us at (203) 743-8000.

Q:
How do I submit a proposal or nominate a director candidate for the 2026 Annual Meeting of Stockholders?

A:
Proposals under SEC Rule 14a-8. Stockholder proposals intended to be included in our proxy statement and voted on at our 2026 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received at our corporate headquarters at 25 Lake Avenue Ext., Danbury, CT 06811-5286, Attn: Corporate Secretary, on or before May 29, 2026 (120 days before the anniversary date of the first mailing of the Company’s proxy statement for the Annual Meeting). Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in the 2026 notice of Annual Meeting of Stockholders and the 2026 proxy statement.

Proposals of business or director nominations not included in proxy statement. Pursuant to our By-Laws and applicable SEC rules and regulations, in order for any business or director nomination not included in the proxy statement for the 2026 Annual Meeting of Stockholders to be brought before the meeting by a stockholder entitled to vote at the meeting, the stockholder must give timely written notice of that business to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Company not earlier than July 8, 2026 (120 days prior to November 5, 2026, the one-year anniversary of the Annual Meeting), nor later than August 7, 2026 (90 days prior to November 5, 2026); provided, however that in the event that less than 100 days’ notice or prior Public Announcement (as defined under Section 9.2 of the By-Laws) of the date of the annual meeting is given or made to stockholders, the notice of business must be received by the Company’s Secretary by not later than the close of business on the 10th day following the day on which such notice of the date the annual meeting was mailed or Public Announcement of the date of the annual meeting was made, whichever first occurs. The notice must contain the information required by our By-Laws. Additionally, in order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2026 Annual Meeting of Stockholders, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our By-Laws and must include the information in the notice required by our By-Laws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act (including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than our nominees). The foregoing By-Law provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in SEC Rule 14a-8 and referred to in the paragraph above. A copy of our By-Laws is available upon request to: Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, CT 06811-5286, Attn: Corporate Secretary. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.
Director nominations via proxy access. Our By-Laws also provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our proxy statement for an annual meeting of stockholders. These proxy access provisions of our By-Laws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include their director candidates in our proxy statement must own 3% or more of the Company’s outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any proxy statement cannot exceed 20% of the number of directors then serving on the Board but may be at least two directors. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size, the maximum number of proxy access candidates that we would be required to include in our proxy statement is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in the proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of Ethan Allen Interiors Inc. Common Stock held by each nominating stockholder or group of stockholders. Requests to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting of stockholders must be received by our Corporate Secretary not less than 120 days and not more than 150 days prior to the anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such Public Announcement of the date of the annual meeting was made, whichever first occurs. For our 2026 Annual Meeting of Stockholders, notice must be received by not earlier than June 8, 2026, and not later than July 8, 2026. The nominating stockholder or group of stockholders also must deliver the information required by our By-Laws, and each nominee must meet the qualifications required by our By-Laws.
BY ORDER OF THE BOARD OF DIRECTORS
Ginger Triscele
Corporate Secretary
September 26, 2025

APPENDIX A—Reconciliation of GAAP and Non-GAAP Financial Measures
To supplement the financial measures prepared in accordance with U.S. GAAP, the Company uses non-GAAP financial measures including adjusted operating income, adjusted net income, adjusted diluted EPS, and adjusted return on equity. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below. These non-GAAP measures are derived from the consolidated financial statements but are not presented in accordance with generally accepted accounting principles in the U.S., or U.S. GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and its prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with U.S. GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes. Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance.
Below is a reconciliation of non-GAAP financial measures used in this Proxy Statement to the most directly comparable GAAP financial measures (in millions, except per share data).
	Fiscal Year Ended June 30,
	2025	2024	2023
Adjusted Operating Income / Operating Margin
GAAP Operating income	$62.0	$78.0	$137.2
Adjustments (pre-tax) (1)	0.9	(0.1)	(3.7)
Adjusted Operating income	$62.9	$77.9	$133.5
Consolidated Net sales	$614.6	$646.2	$791.4
Adjusted Operating margin	10.2%	12.1%	16.9%

Adjusted Return on Equity
GAAP Net income	$51.6	$63.8	$105.8
Adjustments, net of tax (1)	0.7	(0.1)	(2.8)
Adjusted Net income	$52.3	$63.8	$103.1
Adjusted Diluted EPS	$2.04	$2.49	$4.03
Total Shareholders’ Equity beginning of fiscal year	$482.9	$471.0	$407.3
Total Shareholders’ Equity end of fiscal year	$482.3	$482.9	$471.0
Average Shareholders’ Equity	$482.6	$477.0	$439.2
Adjusted Return on equity	10.8%	13.4%	23.5%

(1) Adjustments to reported U.S. GAAP financial measures were as follows:
Gain on sale-leaseback transaction	$(0.2)	$(2.6)	$(4.2)
Orleans, Vermont flood	0.1	2.2	—
Gain on sales of property, plant and equipment	—	—	(0.3)
Severance and other charges	0.5	0.3	0.8
Other non-restructuring charges	0.6	—	—
Adjustments to operating income	$0.9	$(0.1)	$(3.7)
Related income tax effects on non-recurring items (2)	(0.2)	0.0	0.9
Adjustments to net income	$0.7	$(0.1)	$(2.8)

(2)
Calculated using the marginal tax rate for each period presented.

ETHAN ALLEN INTERIORS INC. 25 LAKE AVENUE EXT. DANBURY, CT 06811-5286 ATTN: GINGER TRISCELE SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 4, 2025 for shares held directly and by 7:00 a.m. Eastern Time on November 3, 2025 for shares held in the Ethan Allen Retirement Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ETH2025You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 4, 2025 for shares held directly and by 7:00 a.m. Eastern Time on November 3, 2025 for shares held in the Ethan Allen Retirement Savings Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V79301-P36901KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYETHAN ALLEN INTERIORS INC. The Board of Directors recommends you vote FOR each of the following Director Nominees.1.Election of Directors Nominees: 1a. M. Farooq Kathwari 1b. Maria Eugenia Casar 1c. John J. Dooner, Jr. 1d. David M. Sable 1e. Tara I. Stacom 1f. Cynthia Ekberg Tsai For Against Abstain! ! !! ! !! ! !! ! !! ! !! ! ! The Board of Directors recommends you vote FOR the following proposals:2.To approve, by a non-binding advisory vote, executive compensation of the Company's Named Executive Officers. 3.To ratify the appointment of CohnReznick LLP as the Company's independent registered public accounting firm for the 2026 fiscal year. NOTE: To transact such other business as may properly come before the meeting. For Against Abstain! ! !! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V79302-P36901ETHAN ALLEN INTERIORS INC.Annual Meeting of StockholdersNovember 5, 2025, 11:00 A.M. Eastern TimeThis proxy is solicited by the Board of DirectorsThe undersigned stockholder of Ethan Allen Interiors Inc., a Delaware corporation (the "Company") hereby appoints Ginger Triscele and Matthew J. McNulty as proxies for the undersigned, and each of them, with full power of substitution in each of them to attend the Annual Meeting of Stockholders (the "2025 Annual Meeting") to be held virtually at www.virtualshareholdermeeting.com/ETH2025 on Wednesday, November 5, 2025, at 11:00 A.M., Eastern Time, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the 2025 Annual Meeting and otherwise to represent the undersigned at the 2025 Annual Meeting with all powers possessed by the undersigned if personally present at the 2025 Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to the 2025 Annual Meeting.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE ELECTION OF EACH NOMINEE LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE 2025 ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is corporation, please sign in full corporate name by a duly authorized officer.Continued and to be signed on reverse side